                                                               EXHIBIT 10.17.1
                                                               EXECUTION COPY

===============================================================================

                            STOCKHOLDERS' AGREEMENT

                                 by and among

                            AT&T WIRELESS PCS INC.,

                            CASH EQUITY INVESTORS,

                           MANAGEMENT STOCKHOLDERS,

                                      and

                              TELECORP PCS, INC.

                           dated as of July 17, 1998

===============================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                              Page
                                                                                                              ----

1.       Certain Definitions..............................................................................       2

2.       Restated Certificate and Restated By-Laws........................................................      15

3.       Management of Company............................................................................      15
         3.1      Board of Directors......................................................................      15
         3.2      Removal; Filling of Vacancies...........................................................      16
         3.3      Initial Directors.......................................................................      17
         3.4      Compensation and Reimbursement..........................................................      17
         3.5      Business of the Company.................................................................      17
         3.6      Required Votes..........................................................................      17
         3.7      Transactions between the Company and the Stockholders or their Affiliates...............      19
         3.8      Board Committees........................................................................      19
         3.9      Voting Agreements and Voting Trusts.....................................................      19
         3.10     Additional Capital Contributions........................................................      20
         3.11     Board of Directors After Voting Preference Stock........................................      20

4.       Transfers of Shares..............................................................................      21
         4.1      General.................................................................................      21
         4.2      Right of First Offer....................................................................      23
         4.3      Rights of Inclusion.....................................................................      25
         4.4      Right of First Negotiation..............................................................      27
         4.5      Additional Conditions to Permitted Transfers............................................      28
         4.6      Representations and Warranties..........................................................      29
         4.7      Stop-Transfer...........................................................................      29

5.       Registration Rights..............................................................................      30

6.       Disqualifying Transactions.......................................................................      42
         6.1      Company Conversion Rights...............................................................      42
         6.2      Joint Marketing Right...................................................................      43

7.       Additional Rights and Covenants..................................................................      44
         7.1      Financial Statements....................................................................      44
         7.2      Purchase Right..........................................................................      45
         7.3      Access..................................................................................      46
         7.4      Merger, Sale or Liquidation of the Company..............................................      46
         7.5      Wholly-Owned Subsidiaries...............................................................      48
         7.6      Amendments of the Restated Certificate and By-Laws......................................      48

         7.7      Confidentiality.........................................................................      48
         7.8      IPO Date................................................................................      49
         7.9      AT&T PCS Retained Licenses..............................................................      49
         7.10     Regulatory Cooperation..................................................................      49
         7.11     Permitted Transactions..................................................................      49
         7.12     Springfield/Joplin......................................................................      50
         7.13     Covenant of Holders of Class C Common Stock.............................................      50

8.       Operating Arrangements...........................................................................      51
         8.1      Construction of Company Systems.........................................................      51
         8.2      Service Features........................................................................      52
         8.3      Quality Standards.......................................................................      52
         8.4      No Change of Business...................................................................      52
         8.5      Preferred Provider......................................................................      53
         8.6      Exclusivity.............................................................................      54
         8.7      Other Business; Duties; Etc.............................................................      55
         8.8      Acknowledgments and Termination of Exclusivity..........................................      55
         8.9      Equipment, Discounts and Roaming........................................................      56
         8.10     ANS Agreement...........................................................................      56
         8.11     Resale Agreements.......................................................................      57
         8.12     Non-Solicitation........................................................................      57
         8.13     Co-Location.............................................................................      58

9.       After-Acquired Shares; Recapitalization..........................................................      58
         9.1      After Acquired Shares; Recapitalization.................................................      58
         9.2      Amendment of Restated Certificate.......................................................      58

10.      Share Certificates...............................................................................      59
         10.1     Restrictive Endorsements; Replacement Certificates......................................      59

11.      Equitable Relief.................................................................................      59

12.      Miscellaneous....................................................................................      60
         12.1     Notices.................................................................................      60
         12.2     Entire Agreement; Amendment; Consents...................................................      61
         12.3     Term....................................................................................      62
         12.4     Survival................................................................................      64
         12.5     Waiver..................................................................................      64
         12.6     Obligations Several.....................................................................      64
         12.7     Governing Law...........................................................................      64
         12.8     Dispute Resolution......................................................................      64
         12.9     Benefit and Binding Effect; Severability................................................      67
         12.10    Amendment of By-Laws....................................................................      67
         12.11    Authorized Agent of At&T PCS............................................................      68

         12.12    FCC Approval............................................................................      68
         12.13    Expenses................................................................................      68
         12.14    Attorneys' Fees.........................................................................      68
         12.15    Headings................................................................................      68
         12.16    Counterparts............................................................................      68

Schedules

Schedule I                 Cash Equity Investors
Schedule II                Management Stockholders
Schedule III               Equity Capitalization
Schedule IV                Core Features
Schedule V                 Minimum Build-Out Plan
Schedule VI                PCS Territory
Schedule VII               Quality and Reporting Standards
Schedule VIII              Initial Directors
Schedule IX                Capital Budgets
Schedule X                 Voting Agreements
Schedule XI                Critical Network Elements

Exhibits

Exhibit A                  Restated By-Laws
Exhibit B                  Restated Certificate
Exhibit C                  Form of Advanced Network Services Agreement

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

     STOCKHOLDERS' AGREEMENT, dated as of July 17, 1998 (this "Agreement"), by and among AT&T WIRELESS PCS INC., a Delaware corporation (together with its Affiliated Successors, "AT&T PCS"), TWR CELLULAR, INC., a Delaware corporation (together with its Affiliated Successors, "TWR Cellular"), the investors listed on Schedule I (individually, each a "Cash Equity Investor" and, collectively, with any of its Affiliated Successors, the "Cash Equity Investors"), the individuals listed on Schedule II (individually, each a "Management Stockholder" and, collectively, the "Management Stockholders") and TELECORP PCS, INC., a Delaware corporation (the "Company"). Each of the foregoing Persons, together with all other Persons who, in connection with a Transfer (as hereinafter defined) are required to become a party to this Agreement (other than the Company), or with the consent of the Board of Directors (as hereinafter defined) are issued shares of Company Stock and are required as a condition of such issuance to become a party to this Agreement, are sometimes referred to herein, individually, as a "Stockholder" and, collectively, as the "Stockholders."

                                   RECITALS
                                   --------

     WHEREAS, the authorized capital stock of the Company consists of: (a) 1,404,000 shares of common stock, par value $0.01 per share ("Common Stock"), including (i) 700,000 shares of Class A Voting Common Stock, par value $0.01 per share ("Class A Voting Common Stock"), of which 156,049.57 shares are issued and outstanding, (ii) 700,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share ("Class B Non-Voting Common Stock") of which no shares are issued and outstanding (iii) 1,000 shares of Class C Common Stock, par value $.01 per share ("Class C Common Stock"), of which 918.47 shares are issued and outstanding, (iv) 3,000 shares of Class D Common Stock, par value $.01 per share ("Class D Common Stock"), of which 2,755.41 shares are issued and outstanding, and (v) 10 shares designated as Voting Preference Stock, par value $0.01 per share ("Voting Preference Stock"), of which 10 shares are issued and outstanding; and (b) 510,000 shares of Preferred Stock, par value $0.01 per share, including (i) 70,000 shares designated Series A Convertible Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), of which 66,722.81 shares are issued and outstanding, (ii) 140,000 shares designated Series B Preferred Stock, par value $0.01 per share ("Series B Preferred Stock"), of which no shares are issued and outstanding, (iii) 140,000 shares designated Series C Preferred Stock, $0.01 par value $0.01 per share ("Series C Preferred Stock"), of which 135,347.75 shares are issued and outstanding, (iv) 35,000 shares designated Series D Preferred Stock, par value $0.01 per share ("Series D Preferred Stock"), of which 34,266.97 shares are issued and outstanding, (v) 20,000 shares designated Series E Preferred Stock, par value $0.01 per share ("Series E Preferred Stock"), of which 19,660.81 shares are issued and outstanding, (vi) 35,000 shares designated Series F Preferred Stock, par value $0.01 per share ("Series F Preferred Stock"), of which 33,361.41 shares are issued and outstanding, and (vii) 70,000 shares designated Senior Common Stock, par value $0.01 per share ("Senior Common Stock"), of which no shares are issued and outstanding (the "Series A

Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Senior Common Stock are collectively referred to as the "Preferred Stock"); and

     WHEREAS, the shares of Class A Voting Common Stock as a class represent 49.9% of the voting power of the Company and the shares Voting Preference Stock as a class represent 50.1% of the voting power of the Company; and

     WHEREAS, each Stockholder is the registered owner of the respective shares of Class A Voting Common Stock, Class B Non-Voting Common Stock, Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Voting Preference Stock set forth opposite its name on Schedule III; and

     WHEREAS, the parties desire to enter into this Agreement in order to provide for the management of the Company and to impose certain restrictions with respect to the sale, transfer or other disposition of Common Stock on the terms and conditions hereinafter set forth; and

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

     1.   Certain Definitions.
          -------------------

     "Adopted Service Features" shall mean the Core Service Features and
      ------------------------
additional service features that are adopted by the Company's PCS Systems in accordance with the terms of Section 8.2.

     "Advice" shall have the meaning set forth in Section 5(d)(xvii).
      ------

     "Affiliate" shall mean, with respect to any Person other than a natural
      ---------
person, any other Person that, either directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with such Person and, with respect to any natural Person, any trust for the exclusive benefit of such natural Person and/or any member of such natural Person's Immediate Family in which such Person is the sole trustee thereof; provided,
                                                                   --------
however, for purposes of Section 8.6, "Affiliate" shall not include (x) Persons
-------
who conduct business in the Territory in whom a Cash Equity Investor or any of their respective Affiliates has made an investment or holds securities on the date hereof in the ordinary course of their business, or any such Person who conducts business in the Territory in whom a Cash Equity Investor or any of their respective Affiliates makes an investment after the date hereof if such Cash Equity Investor or Affiliate thereof controls such Person on a temporary basis where reasonably necessary to protect its investment, or any person who serves as an officer, director or is a partner of any such Person who is affiliated with a Cash Equity Investor, or (y) The Chase Manhattan Bank and The Toronto Dominion Bank. For purposes of this Agreement and the Related Agreements, Authorized Fund Management, Inc., a Texas corporation, and any entity in which it is the sole general partner shall be deemed an "Affiliate" of Hoak. As used in this Agreement, "control", "controlled" or "controlling" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliated Successor" shall mean, with respect to any Person, an Affiliate
      --------------------
thereof that is a transferee or a successor in interest to any or all of such Person's Company Stock and that is required to become a party to this Agreement in accordance with the terms hereof; provided, however, that, for purposes of
                                     --------  -------
Section 4, with respect to any Cash Equity Investor, "Affiliated Successor" shall also include partners, limited partners or members of a Cash Equity Investor that are transferees of Series C Preferred Stock or Common Stock pursuant to distributions in accordance with the partnership agreement or operating agreement of such Cash Equity Investor.

     "Arbitration Rules" shall have the meaning set forth in Section 12.8(d).
      -----------------

     "AT&T Licensee" shall mean any Person that owns FCC licenses to provide
      -------------
Commercial Mobile Radio Service, which Person is authorized to provide any such services using the phrase "Member, AT&T Wireless Services Network" or other service marks of AT&T Corp.

     "AT&T PCS License Purchase Agreement" shall have the meaning assigned to
      -----------------------------------
such term in the Securities Purchase Agreement.

     "AT&T PCS" shall have the meaning set forth in the preamble.
      --------

     "AT&T Contributed Licenses" shall have the meaning assigned to such term in
      -------------------------
the Securities Purchase Agreement.

     "AT&T PCS Licenses" shall mean the AT&T Contributed Licenses and the AT&T
      -----------------
PCS Purchased Licenses.

     "AT&T PCS Purchased Licenses" shall have the meaning assigned to such term
      ---------------------------
in the Securities Purchase Agreement.

     "AT&T PCS Retained Licenses" shall have the meaning assigned to such term
      --------------------------
in the Securities Purchase Agreement.

     "AWS" shall mean AT&T Wireless Services, Inc., a Delaware corporation.
      ---

     "Beneficially Own" shall have the meaning set forth in Rule 13d-3 of the
      ----------------
Exchange Act.

     "Board of Directors" shall mean the Board of Directors of the Company.
      ------------------

     "BTA" shall mean a geographic area established by the Rand McNally 1992
      ---
Commercial Atlas & Marketing Guide, 123rd Edition, pp. 38-39, as modified by the FCC to form the initial geographic area of license for the C, D, E and F blocks of broadband PCS spectrum as defined in Section 24.202 of the FCC's rules.

     "Business" shall mean the business of (a) owning, constructing and
      --------
operating systems to provide Company Communications Services on frequencies licensed to the Company for Commercial Mobile Radio Services pursuant to the AT&T PCS Licenses and PCS Licenses acquired pursuant to a Supplemental Closing and the Telecorp Licenses and Permitted Cellular Licenses, (b) providing to end-users and resellers, solely within the Territory, Company Communications Services available on such systems, (c) providing in connection with such Company Communications Services, solely within the Territory, the Adopted Service Features and (subject to the immediately following sentence) telecommunications services incidental or ancillary to such Company Communications Services (including, by way of example, bundling additional telecommunications services with Company Communications Services), and (d) marketing and offering the services and features described in clauses (b) and
(c) within the Territory, including advertising such services and features using broadcast and other media, so long as such advertising extends beyond the Territory only when and to the extent necessary to reach customers and potential customers in the Territory. The activities described in clauses (a) and (b) shall be the indispensable requisite, and primary business, of the Company and, to the extent the Company provides telecommunications services incidental or ancillary thereto, the Company and its Subsidiaries shall be only the agent or reseller for the provider thereof and shall not own or lease the facilities used to provide such services, except that (i) the Company may own or lease facilities that, in the aggregate, do not have a purchase price to the Company and its Subsidiaries in excess of $10 million, and the Company may be a facilities-based provider of services using such facilities, and (ii) after completion of the Minimum Build-Out Plan and certification that Company Systems meet the TDMA Quality Standards, the amount of $10 million set forth in clause
(i) hereof shall be increased to $100 million.

     "Cash Equity Investors" shall have the meaning set forth in the preamble.
      ---------------------

     "Cellular System" shall mean a cellular mobile radio telephone system
      ---------------
constructed and operated in a "metropolitan statistical area" as defined by the FCC or a "rural service area" as defined by the FCC (or any successor territorial designation or subdivision thereof authorized by the FCC) exclusively using the 824 MHZ to 849 MHZ and the 869 MHZ to 894 MHZ frequencies pursuant to a License therefor issued by the FCC.

     "Cellular Territory" shall mean the geographic area in respect of which the
      ------------------
Company acquires Permitted Cellular Licenses.

     "Central and Southwest Region" shall mean the geographic area comprising
      ----------------------------
the States of Louisiana, Oklahoma, Minnesota, Illinois and Texas (excluding Houston).

     "Class A Voting Common Stock" shall have the meaning set forth in the first
      ---------------------------
recital.

     "Class B Non-Voting Common Stock" shall have the meaning set forth in the
      -------------------------------
first recital.

     "Class C Common Stock" shall have the meaning set forth in the preamble.
      --------------------

     "Class D Common Stock" shall have the meaning set forth in the preamble.
      --------------------

     "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

     "Common Stock" shall have the meaning set forth in the first recital.
      ------------

     "Company" shall have the meaning set forth in the preamble.
      -------

     "Company Asset Sale" shall have the meaning set forth in Section 7.4(a).
      ------------------

     "Company Communications Services" shall mean mobile wireless
      -------------------------------
telecommunications services (including the transmission of voice, data, image or other messages or content) provided solely within the Territory, initiated or terminated using TDMA and frequencies licensed by the FCC, to or from subscriber equipment that is capable of usage during routine movement throughout the area covered by a cell site and routine handing-off between cell sites, and is either intended for such usage or is temporarily fixed to a specific location on a short-term basis (e.g., a bank of wireless telephones temporarily installed during a special event of limited duration). Without limiting the foregoing, Company Communications Services shall include wireless office services if such services comply with this definition. Company Communications Services shall also include the transmissions between the Company's cell sites and the Company's switch or switches in the Territory, handing-off transmissions at the Company's switch or switches for termination by other carriers, and receiving transmissions to the Company's customers handed-off at the Company's switch or switches, in each case for the purpose of facilitating Company Communications Services described in the first sentence.

     "Company Merger" shall have the meaning set forth in Section 7.4(a).
      --------------

     "Company Sale Notice" shall have the meaning set forth in Section 6.2(a).
      -------------------

     "Company Stock" shall mean the Series A Preferred Stock, the Series C
      -------------
Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Senior Common Stock, the Voting Preference Stock, the Class A Voting Common Stock, Class B Non-Voting Common Stock, the Class C Common Stock and the Class D Common Stock.

     "Company Systems" shall mean the systems owned and operated by the Company
      ---------------
and its Subsidiaries to provide Company Communications Services in the Territory.

     "Confidential Information" shall have the meaning assigned to such term in
      ------------------------
Section 7.7(a).

     "Core Service Features" shall mean the service features set forth on
      ---------------------
Schedule IV.

     "CPR" shall have the meaning set forth in Section 12.8(c).
      ---

     "Demand Notice" shall have the meaning set forth in Section 5(a)(i).
      -------------

     "Demand Registration" shall have the meaning set forth in Section 5(a)(i).
      -------------------

     "Demanding Stockholder" shall have the meaning set forth in Section
      ---------------------
5(a)(i).

     "Dispute" shall have the meaning set forth in Section 12.8(a).
      -------

     "Disqualifying Transaction" shall mean a merger, consolidation, asset
      -------------------------
acquisition or disposition, or other business combination involving AT&T Corp. (or its Affiliates) and another Person, which other Person (together with its Affiliates) (a) derives from telecommunications businesses annual revenues in excess of five billion dollars (based on its most recently ended fiscal year),
(b) derives less than one-third of its aggregate revenues from the provision of wireless telecommunications (based on its most recently ended fiscal year for which such information is available), (c) owns FCC Licenses to offer (and does offer) mobile wireless telecommunications services (excluding for purposes of this clause (c) FCC Licenses to offer enhanced special mobile radio services) serving more than 25% of the POPs within the Territory, and (d) with respect to which AT&T PCS has given written notice to the Company and the other Stockholders specifying that such merger, consolidation, asset acquisition or disposition or other business combination shall be a Disqualifying Transaction for purposes of this Agreement and the transactions contemplated hereby.

     "Employment Agreements" shall have the meaning assigned to such term in the
      ---------------------
Securities Purchase Agreement.

     "Equity Securities" shall have the meaning set forth in Section 7.2(a).
      -----------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "FAA" shall have the meaning set forth in Section 12.8(e).
      ---

     "FCC" shall mean the Federal Communications Commission or similar
      ---
regulatory authority established in replacement thereof.

     "FCC Determination Date" shall mean such date, or such reasonable period of
      ----------------------
time as determined by the FCC in any regulation, rule, order or policy, as of or after which the continued ownership of the Class D Common Stock by a Stockholder which has suffered a Transfer Event will cause the Company to compromise or forfeit any Material Benefits.

     "Federal Arbitration Act" shall have the meaning set forth in Section
      -----------------------
12.8(e).

     "Final Order" shall mean an action or decision that has been granted by the
      -----------
FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

     "First Offer" shall have the meaning set forth in Section 4.2(a).
      -----------

     "First Offer Period" shall have the meaning set forth in Section 4.2(b).
      ------------------

     "First Offeree" shall have the meaning set forth in Section 4.2(a).
      -------------

     "Governmental Authority" means a Federal, state or local court,
      ----------------------
legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

     "Hoak" shall mean, collectively, Hoak Communications Partners, L.P. and HCP
      ----
Capital Fund, L.P. and their respective Affiliates.

     "Inclusion Event" shall have the meaning set forth in Section 4.3(a).
      ---------------

     "Inclusion Event Offeree" shall have the meaning set forth in Section
      -----------------------
4.3(a).

     "Inclusion Event Purchaser" shall have the meaning set forth in Section
      -------------------------
4.3(a).

     "Inclusion Notice" shall have the meaning set forth in Section 4.3(a).
      ----------------

     "Inclusion Stock" shall have the meaning set forth in Section 4.3(a).
      ---------------

     "Indemnified Party" shall have the meaning set forth in Section 5(e)(v).
      -----------------

     "Indemnified Stockholder" shall have the meaning set forth in Section
      -----------------------
5(e)(i).

     "Indemnifying Party" shall have the meaning set forth in Section 5(e)(v).
      ------------------

     "Immediate Family" shall mean an individual's spouse, children (including
      ----------------
adopted children), grandchildren, parents, grandparents, and siblings.

     "IPO Date" shall mean the first date on which (a) the Class A Voting Common
      --------
Stock shall have been registered pursuant to an effective Registration Statement under the Securities Act, (b) the aggregate gross proceeds received by the Company in connection with such Registration Statement(s) equals or exceeds $20 million, and (c) the Class A Voting Common Stock shall be listed for trading on the New York Stock Exchange or the American Stock Exchange or authorized for trading on NASDAQ, including without limitation its National Market System.

     "Issuance Notice" shall have the meaning set forth in Section 7.2(a).
      ---------------

     "Joint Marketing Period" shall have the meaning set forth in Section
      ----------------------
6.2(c).

     "Law" shall mean applicable common law and any statute, ordinance, code or
      ---
other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

     "License" shall mean a license, permit, certificate of authority, waiver,
      -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

     "License Purchase Agreement" shall have the meaning assigned to such term
      --------------------------
in the Securities Purchase Agreement.

     "Liens" shall mean, with respect to any asset, any mortgage, lien, pledge,
      -----
charge, security interest, right of first refusal or right of others therein or encumbrance of any nature whatsoever in respect of such asset.

     "Majority in Interest" shall mean, with respect to the Cash Equity
      --------------------
Investors, Persons that Beneficially Own, in the aggregate more than 50% of the aggregate number of shares of Common Stock Beneficially Owned by all such Persons.

     "Majority of the Central and Southwest Region" shall mean PCS Systems and
      --------------------------------------------
Cellular Systems owned by AT&T PCS and its Affiliates covering a majority of the POPs in all such PCS Systems and Cellular Systems in the Central and Southwest Region.

     "Majority of the United States" shall mean PCS Systems and Cellular Systems
      -----------------------------
owned by AT&T PCS and its Affiliates covering a majority of the POPs in all such PCS Systems and Cellular Systems in the United States.

     "Management Agreement" shall mean the Management Agreement, dated of even
      --------------------
date herewith, between the Company and TeleCorp Management Corp. I, L.L.C., as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Management Stockholder" shall have the meaning set forth in the preamble.
      ----------------------

     "Material Benefits" shall have the meaning set forth in Section 7.13.
      -----------------

     "Minimum Build-Out Plan" shall mean the build-out plan for the Company's
      ----------------------
PCS Systems set forth on Schedule V hereto.

     "Model Procedures" shall have the meaning set forth in Section 12.8(c).
      ----------------

     "MTA" shall mean a geographic area established by the Rand McNally 1992
      ---
Commercial Atlas & Marketing Guide, 123rd Edition, pp. 38-39, as modified by the FCC to form the initial geographic area of license for the A and B blocks of broadband PCS spectrum as defined in Section 24.202 of the FCC's rules.

     "NASD" shall mean the National Association of Securities Dealers, Inc.
      ----

     "NASDAQ" shall mean the National Association of Securities Dealers'
      ------
Automated Quotation System.

     "Network Membership License Agreement" shall mean the Network Membership
      ------------------------------------
License Agreement between the Company and AT&T Corp., dated of even date herewith, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Northwood" shall mean, collectively, Northwood Ventures LLC, Northwood
      ---------
Capital Partners LLC, and their respective Affiliates.

     "Offer Notice" shall have the meaning set forth in Section 4.2(a).
      ------------

     "Offered Shares" shall have the meaning set forth in Section 4.2(a).
      --------------

     "One Liberty" shall mean, collectively, OneLiberty Fund III, L.P. and
      ----------
OneLiberty Fund IV, L.P. and their respective Affiliates.

     "Overlap Territory" shall mean that portion of the Territory in which a
      -----------------
Person or its Affiliates (other than AT&T PCS and its Affiliates) that is party to a transaction meeting the description of a transaction set forth in clauses
(a), (b) and (c) of the definition of a Disqualifying Transaction owns an FCC License to offer Commercial Mobile Radio Services.

     "PCS System" shall mean a mobile communication system constructed and
      ----------
operated in a BTA or a MTA (or any successor territorial designations or subdivision thereof authorized by the

FCC) exclusively using the 1850 MHZ to 1910 MHZ and 1930 MHZ to 1990 MHZ frequencies, or portions thereof pursuant to a License therefor issued by the FCC.

     "PCS Territory" shall mean the territory described on Schedule VI hereto.
      -------------

     "Permitted Cellular License" shall have the meaning assigned to such term
      --------------------------
in Section 7.11(b).

     "Permitted Consolidation Transaction" shall have the meaning set forth in
      -----------------------------------
Section 7.11(a).

     "Permitted Merger Participant" shall mean an AT&T Licensee that (i) owns
      ----------------------------
one or more FCC Licenses to provide Commercial Mobile Radio Services that were acquired from AT&T PCS or its Affiliates in all or any part of the Knoxville, TN, Memphis, TN, Little Rock, AR, Detroit, MI, St. Louis, MO, Atlanta, GA, Boston, MA, Louisville, KY, Nashville, TN, Charlotte, NC, Baltimore/Washington, Richmond, VA, Houston, TX, El Paso, TX, San Diego, CA and Columbus, OH MTAs and
(ii) on the date of acquisition from AT&T PCS of any such FCC Licenses to provide Commercial Mobile Radio Service referred to in clause (i) hereof, owned FCC Licenses covering at least 8 million POPs (or, in the case of El Paso, TX and San Diego, CA, covering at least 1 million POPs), and in which AT&T PCS or its Affiliates has not disposed of more than one-half of its original equity interest therein.

     "Permitted Non-CMRS License" shall have the meaning set forth in Section
      --------------------------
7.11(c).

     "Person" shall mean an individual, corporation, partnership, limited
      ------
liability company, association, joint stock company, Governmental Authority, business trust or other legal entity.

     "Piggyback Notice" shall have the meaning set forth in Section 5(b)(i).
      ----------------

     "Piggyback Registration" shall have the meaning set forth in Section
      ----------------------
5(b)(i).

     "POPs" shall mean, with respect to any licensed area, the residents of such
      ----
area based on the most recent publication by Equifax Marketing Decision Systems, Inc.

     "Prohibited Transferee" shall mean any Person that is one of the three
      ---------------------
(excluding any Person excluded from this definition by reason of the proviso hereto) largest carriers (other than AT&T Corp.) of telecommunications services that as of the date hereof constitute interexchange services (based on revenue derived from the provision of such telecommunications services within the entire United States during the most recent fiscal year for which such information is available) or an Affiliate thereof; provided, however, that such Person shall
                                    --------  -------
not constitute a Prohibited Transferee if (a) a material portion of such Person's business is also the business of providing wireless communications systems, and (b) TDMA is utilized in a substantial majority of such Person's wireless communications systems.

     "Prospectus" shall have the meaning set forth in Section 5(d)(i).
      ----------

     "Purchase Notice" shall have the meaning set forth in Section 4.2(b).
      ---------------

     "Purchase Right" shall have the meaning set forth in Section 7.2(a).
      --------------

     "Qualified Holder" shall mean (a) any Stockholder or group of Stockholders
      ----------------
that Beneficially Owns (x) for purposes of Section 7.3 and Section 7.8, greater than 33 1/3% percent of the outstanding shares of Common Stock on a fully diluted basis (as appropriately adjusted for stock splits, stock dividends and the like), (y) for purposes of Section 5, shares of Class A Voting Common Stock reasonably expected to, upon sale, result in aggregate gross proceeds of at least $25 million, or (b) AT&T PCS and TWR Cellular for so long as AT&T PCS and TWR Cellular Beneficially Own in the aggregate, greater than two-thirds of the initial issuance to AT&T PCS and TWR Cellular of shares of Series A Preferred Stock (as appropriately adjusted for stock splits, stock dividends and the like).

     "Registrable Securities" shall mean (a) the Class A Voting Common Stock now
      ----------------------
owned or hereafter acquired by any Stockholder or issuable upon conversion or exchange of any Equity Security, and (b) all Class A Voting Common Stock issued or issuable upon conversion, exchange or exercise of any Equity Security which is issued pursuant to a stock split, stock dividend or other similar distribution or event with respect to Class A Voting Common Stock but with respect to any Class A Voting Common Stock, only until such time as such Class A Voting Common Stock (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force), (iii) shall otherwise have been transferred, a new certificate evidencing such Class A Voting Common Stock without a legend restricting further transfer shall have been delivered by the Company, and subsequent public distribution of such Class A Voting Common Stock shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (iv) shall have ceased to be issued and outstanding.

     "Registration" shall have the meaning set forth in Section 5(d).
      ------------

     "Registration Expenses" shall have the meaning set forth in Section 5(g).
      ---------------------

     "Registration Statement" shall have the meaning set forth in Section
      ----------------------
5(d)(i).

     "Regulatory Problem" shall have the meaning assigned to such term in the
      ------------------
Securities Purchase Agreement.

     "Related Agreements" shall mean each of the Network Membership License
      ------------------
Agreement, the Management Agreement, the Employment Agreements, the License Purchase Agreement, the Resale Agreement and the Roaming Agreement.

     "Representative" shall have the meaning set forth in Section 7.7.
      --------------

     "Resale Agreement" shall mean the Resale Agreement between the Company and
      ----------------
AWS or an Affiliate thereof, dated of even date herewith, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Restated By-Laws" shall mean the Amended and Restated By-Laws of the
      ----------------
Company in the form of Exhibit A, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Restated Certificate" shall mean the Amended and Restated Certificate of
      --------------------
Incorporation of the Company, in the form of Exhibit B, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Roaming Agreement" shall mean the Intercarrier Roamer Service Agreement
      -----------------
between the Company and AWS, dated of even date herewith, as the same may be amended, modified or supplemented in accordance with the terms thereof.

     "Rule 144" shall mean Rule 144 promulgated under the Securities Act (or any
      --------
similar rule as may be in effect from time to time).

     "Sale Notice" shall have the meaning set forth in Section 7.4(d).
      -----------

     "Sale Offer" shall have the meaning set forth in Section 7.4(d).
      ----------

     "Sale Transaction" shall have the meaning set forth in Section 7.4(c).
      ----------------

     "SBIC" shall have the meaning assigned to such term in the Securities
      ----
Purchase Agreement.

     "SBIC Holder" shall have the meaning assigned to such term in the
      -----------
Securities Purchase Agreement.

     "Section 6.2 Period" shall have the meaning set forth in Section 6.2.
      ------------------

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Securities Purchase Agreement" shall mean the Securities Purchase
      -----------------------------
Agreement, dated as of January 23, 1998, among the Company and the Stockholders.

     "Seller" shall have the meaning set forth in Section 4.2(a).
      ------

     "Selling Stockholder" shall have the meaning set forth in Section 4.3(a).
      -------------------

     "Senior Common Stock" shall have the meaning set forth in the first
      -------------------
recital.

     "Series A Preferred Directors" shall have the meaning set forth in Section
      ----------------------------
3.1(d).

     "Series A Preferred Stock" shall have the meaning set forth in the first
      ------------------------
recital.

     "Series B Preferred Stock" shall have the meaning set forth in the first
      ------------------------
recital.

     "Series C Preferred Stock" shall have the meaning set forth in the first
      ------------------------
recital.

     "Series D Preferred Stock" shall have the meaning set forth in the first
      ------------------------
recital.

     "Series E Preferred Stock" shall have the meaning set forth in the first
      ------------------------
recital.

     "Series F Preferred Stock" shall have the meaning set forth in the first
      ------------------------
recital.

     "Stockholder" shall have the meaning set forth in the preamble.
      -----------

     "Subject Market" shall mean, with respect to any announcement by AT&T PCS
      --------------
or its Affiliates of a transaction meeting the description of a transaction set forth in clauses (a), (b) and (c) of the definition of a Disqualifying Transaction, the PCS System owned and operated by AT&T PCS and its Affiliates in any of the St. Louis, Missouri, Louisville, Kentucky or Boston, Massachusetts BTA's.

     "Subsidiary" shall mean, with respect to any Person, a corporation or other
      ----------
entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

     "Substantial Company Breach" shall mean a material breach by the Company or
      --------------------------
its Subsidiaries of their respective obligations under any of Sections 8.1(a), 8.2, 8.3, or 8.5(a) of this Agreement, if and only if any such material breach is not cured within 30 days of notice thereof from AT&T PCS to the Company or, if such breach is not capable of being cured within such thirty (30) day period, within one-hundred eighty (180) days of such notice, provided the Company is using best efforts to cure such material breach as soon as reasonably practicable.

     "Sullivan" means Thomas Sullivan.
      --------

     "Supplemental Closing" shall have the meaning assigned to such term in the
      --------------------
Securities Purchase Agreement.

     "TDMA" shall mean the North American Time Division Multiple Access standard
      ----
set by the Telecommunications Industry Association, IS-54/136, and any standard that is based upon, or is an upgrade from, or is a successor to, such standard, if and only if such new or upgraded standard is (i) adopted by AT&T PCS and its Affiliates in a Majority of the Central and Southwest Region, (ii) technologically compatible in all material respects with the standard then being used in a Majority of the United States (including without limitation for the purpose of facilitating roaming, hand-off and automatic call delivery between systems), and the User Interface in PCS Systems using such new or upgraded standard will not differ from the User Interface in a Majority of the United States in a manner that would be material to customers, or (iii) is approved in writing by AT&T PCS.

     "TDMA Quality Standards" shall mean the quality standards applicable to
      ----------------------
TDMA PCS Systems and Cellular Systems owned and operated by AT&T PCS and its Affiliates in the Central and Southwest Region, which, as currently in effect, are set forth on Schedule VII, as the same may be amended from time to time, provided any such amended standards shall become effective one hundred twenty
(120) days after notice thereof is given to the Company.

     "TWR Cellular" shall have the meaning set forth in the preamble.
      ------------

     "Telecorp Licenses" shall have the meaning assigned to such term in the
      -----------------
Securities Purchase Agreement.

     "Territory" shall mean the PCS Territory and the Cellular Territory;
      ---------
provided, however, that in the event that, after consummation of a Disqualifying Transaction, AT&T PCS terminates its and its Affiliates' obligations under
Section 8.6 with respect to any Overlap Territory, the "Territory" shall exclude the Overlap Territory solely for the purpose of determining the rights and obligations of AT&T PCS and the Company hereunder.

     "Toronto Dominion" shall mean Toronto Dominion Investments, Inc. and its
      ----------------
Affiliates.

     "Transfer" shall have the meaning set forth in Section 4.1.
      --------

     "Transfer Event" shall have the meaning set forth in Section 7.13.
      --------------

     "Unfunded Commitment" shall have the meaning assigned to such term in the
      -------------------
Securities Purchase Agreement.

     "User Interface" shall mean the process, functional commands, and look and
      --------------
feel by which a mobile wireless telecommunications service subscriber operates and utilizes the mobile wireless telecommunications services and service features provided by a PCS System, including the sequence and detail of specific commands or service codes, the detailed operation and response of subscriber equipment to the sequence of keys pressed to effect subscriber equipment function, the response of subscriber equipment to the activation of these keys or signals or data from the PCS System, the manner in which information is displayed on the screen of subscriber equipment, and the use of announcement tones and messages.

     "Vento" means Gerald Vento.
      -----

     "Voting Preference Stock" shall have the meaning set forth in the first
      -----------------------
recital.

Each definition or pronoun herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

     2.  Restated Certificate and Restated By-Laws. The Restated Certificate in
         -----------------------------------------
effect as of the date hereof is in the form of Exhibit B hereto. The Restated By-Laws of the Company in effect as of the date hereof are in the form of Exhibit A hereto.

     3.  Management of Company.
         ---------------------

         3.1 Board of Directors. Subject to Section 3.11, the Board of Directors
             ------------------
shall consist of thirteen (13) directors; provided, however, that the number of
                                          --------  -------
directors constituting the Board of Directors shall be reduced in the circumstances set forth in this Section 3.1. Each of the Stockholders hereby agrees that it will vote all of the shares of Class A Voting Common Stock and Voting Preference Stock Beneficially Owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, to cause the election of directors and thereafter the continuation in office of such directors as follows:

             (a) three (3) individuals selected by holders of a Majority in Interest of the Class A Voting Common Stock Beneficially Owned by the Cash Equity Investors, in their sole discretion;

             (b) Gerald Vento (so long as he is an officer of the Company and the Management Agreement shall be in full force and effect);

             (c) Thomas Sullivan (so long as he is an officer of the Company and the Management Agreement shall be in full force and effect);

             (d) two (2) individuals (the "Series A Preferred Directors") elected by AT&T PCS in its capacity as holder of Series A Preferred Stock so long as it and TWR Cellular has the right to elect two directors in accordance with the Restated Certificate; and

             (e) (i) three (3) individuals selected by the holders of the Voting Preference Stock, which three (3) individuals shall be reasonably acceptable to holders of a Majority in Interest of the Class A Voting Common Stock Beneficially Owned by the Cash Equity Investors, and (ii) three (3) individuals selected by the holders of the Voting Preference Stock, which three (3) individuals shall be reasonably acceptable to holders of a Majority in Interest of the Class A Voting Common Stock Beneficially Owned by the Cash Equity Investors and AT&T PCS, in the reasonable discretion of such Cash Equity Investors, on the one hand, and AT&T PCS, on the other hand.

In the event that Mr. Vento or Mr. Sullivan shall cease to be an officer of the Company, or the Management Agreement shall cease to be in full force and effect, such individuals shall resign (or the holders of the Voting Preference Stock shall remove him) from the Board of Directors and the holders of the Voting Preference Stock shall select a replacement or replacements who shall be acceptable to a Majority in Interest of the Cash Equity Investors and AT&T PCS and TWR Cellular, in each case in its sole discretion. In the event that AT&T PCS shall cease to be entitled to elect the Series A Preferred Directors, such directors shall resign (or the other directors or Stockholders shall remove them) from the Board of Directors and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors shall be reduced accordingly. In the event that any Cash Equity Investor that has an Unfunded Commitment shall fail to satisfy any such portion of its Unfunded Commitments when due in accordance with Section 2.2 of the Securities Purchase Agreement or Section 3.10 hereof, and such failure is not cured by such Cash Equity Investor within thirty five (35) days thereof, then, until such failure is cured, the member of the Board of Directors who is designated by, or Affiliated with, such Cash Equity Investor (whether as an employee, partner, member, stockholder or otherwise) shall resign from the Board of Directors and the Person(s) who designated such member shall select an individual acceptable to AT&T PCS in its sole discretion.

          Each of One Liberty, Toronto Dominion and Northwood shall have the right, so long as it Beneficially Owns at least 5,000 shares of Series C Preferred Stock and 5,000 shares of Class A Voting Common Stock to designate one
(1) person who shall be entitled to attend the Board of Directors Meeting as an observer, including meetings during which the Company's annual budget is discussed and presented. Such observer shall have the right to receive all of the Board of Directors materials and shall also have the right to meet quarterly with the management of the Company to consult on the business affairs of the Company. In addition, so long as AT&T PCS and TWR Cellular have the right to designate two directors in accordance with the Restated Certificate, up to two
(2) AT&T PCS regional directors (in regions overlapping with or in geographic proximity to the Territory) shall have the right to attend each meeting of the Board of Directors as an observer.

          Any nomination or designation of directors and the acceptance thereof pursuant to Section 3.1 shall be evidenced in writing.

          3.2 Removal; Filling of Vacancies. Except as set forth in Section 3.1,
              -----------------------------
each Stockholder agrees it will not vote any shares of Voting Preference Stock and/or Class A Voting Common Stock Beneficially Owned by such Stockholder, and shall not permit any Affiliated Successor of such Stockholder holding any Voting Preference Stock and/or Class A Voting Common Stock, to vote for the removal without cause of any director designated by any other Stockholder in accordance with Section 3.1. Any Stockholder or group of Stockholders who has the right to designate any member(s) of the Board of Directors shall have the right to replace any member(s) so designated by it (whether or not such member is removed from the Board of Directors with or without cause or ceases to be a member of the Board of Directors by reason of death, disability or for any other reason) upon written notice to the other Stockholders, the

Company and the members of the Board of Directors which notice shall set forth the name of the member(s) being replaced and the name of the new member(s); provided, however, that if a director designated pursuant to (x) Section
--------  -------
3.1(e)(i) is replaced by the holders of Voting Preference Stock, the individual designated by the holders of Voting Preference Stock to replace such director must be acceptable to the Cash Equity Investors in accordance with the terms of
Section 3.1(e)(i), and (y) Section 3.1(e)(ii) is replaced by the holders of Voting Preference Stock, the individual designated by the holders of Voting Preference Stock to replace such director must be acceptable to the Cash Equity Investors and AT&T PCS in accordance with the terms of Section 3.1(e)(ii). Each of the Stockholders agrees to vote, and to cause its Affiliated Successors to vote, its shares of Voting Preference Stock and/or Class A Voting Common Stock, or shall otherwise take any action as is necessary to cause the election of any successor director designated by any Stockholder pursuant to this Section 3.2. The holders of the Voting Preference Stock, agree that during the three (3) year period commencing on the date hereof they will not (i) remove the individuals nominated by them pursuant to Sections 3.1(e)(i) and 3.1(e)(ii), or (ii) nominate for election any individuals other than the individuals initially selected by them and approved in accordance with said Sections 3.1(e)(i) and
(e)(ii), subject to the agreements of such individuals to serve on the Board of Directors.

          3.3 Initial Directors. In accordance with Section 228 of the Delaware
              -----------------
General Corporation Law and pursuant to the provisions of Section 3.1 of this Agreement, the Stockholders hereby consent to the election of and do hereby elect in accordance with Section 3.1 hereof the persons designated in Schedule VIII hereto as directors of the Company. Such persons shall hold office until their successors are duly elected and qualified, except as otherwise provided in this Agreement or the Restated Certificate or the Restated By-Laws.

          3.4 Compensation and Reimbursement. The members of the Board of
              ------------------------------
Directors (other than the directors selected pursuant to Section 3.1(e)(ii)) shall not be compensated for their services as a director or as a member of any committee of the Board of Directors. The Board of Directors shall determine the compensation payable, if any, to the directors selected pursuant to Section 3.1(e)(ii) for their services as a director. The Company shall reimburse each member of the Board of Directors for all out-of-pocket expenses reasonably incurred by such director in connection with the performance of his service as a director or as a member of any committee of the Board of Directors.

          3.5 Business of the Company. The business and affairs of the Company
              -----------------------
shall be conducted by the officers of the Company under the supervision of the Board of Directors, substantially in accordance with operating and capital expenditure budgets approved by the Board of Directors from time to time. The Stockholders and the directors hereby approve the five (5) year build-out plan for the Business and the capital budget for the first two (2) years of the Business in the forms attached hereto as Schedule IX.

          3.6 Required Votes. (a) All actions of the Board of Directors of the
              --------------
Company shall require the vote of at least a majority of the entire Board of Directors, unless otherwise required by Law, the Restated Certificate, the Restated By-Laws or this Agreement.

               (b) None of the following transactions or actions shall be entered into or taken by the Company, unless (i) voted for or consented to by the vote of at least three (3) of the five (5) directors designated pursuant to Sections 3.1(a) and (d) and six (6) of the eight (8) directors designated pursuant to Sections 3.1(b), (c) and (e) of the Board of Directors of the Corporation.

               (i) The sale, transfer, assignment or other disposition of any material portion of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

               (ii) The merger, combination or consolidation of the Company or any of its Subsidiaries with or into any other entity, regardless of whether the Company or any such Subsidiary is the surviving entity in any such merger, combination or consolidation, the acquisition of any businesses by the Corporation, the formation of any partnership or joint venture involving the Company, or the liquidation, dissolution or winding up of the Company or any of its Subsidiary;

               (iii) Any offering or issuance of additional shares of Preferred Stock, Voting Preference Stock or Common Stock of, or any other securities or ownership interests in, the Company or any of its Subsidiaries, including, without limitation, warrants, options or other rights convertible or exchangeable into Preferred Stock, Voting Preference Stock or Common Stock of, or other securities or ownership interests in, the Company or any of its Subsidiaries except as contemplated by the Securities Purchase Agreement or the declaration of any dividends thereon.

               (iv) The repurchase by the Company of any Company Stock (other than shares of Class A Voting Common Stock or Series E Preferred Stock purchased from former employees of the Company);

               (v) The authorization or adoption of any amendment to the Restated Certificate, Restated By-laws or any constituent document of the Company or any of its Subsidiaries;

               (vi) The hiring or termination of any executive officer of the Company;

               (vii) The approval of, or amendment to, any operating or capital budget of the Company or any of its Subsidiaries;

               (viii) The incurrence by the Company or any of its Subsidiaries, whether directly or indirectly, of any indebtedness for borrowed money or capital leases in any calendar quarter in excess of $1,000,000;

               (ix) Any agreement or arrangement, written or oral, to pay any director, officer, agent or employee of the Company or any of its Subsidiaries $200,000 or more on an annual basis or any loan, lease, contract or other transaction with any employee of the Company or any of its Subsidiaries with an annual salary in excess of $200,000 or with any director or officer of the Company or any member of any such Person's Immediate Family;

               (x) The making of, or commitment to make, any capital expenditures involving a payment or liability in any one year of $1,000,000 or more in the aggregate by the Company or any of its Subsidiaries;

               (xi) The initiation of any bankruptcy proceeding, dissolution or liquidation of the Company or any of its Subsidiaries; and

               (xii) The entering into any contract, agreement or understanding to do any of the foregoing.

     Notwithstanding the foregoing, any amendment, modification, waiver or termination of the Management Agreement shall require the affirmative vote or consent of a majority of the Board of Directors (excluding Messrs. Vento and Sullivan).

          3.7  Transactions between the Company and the Stockholders or their
               --------------------------------------------------------------
Affiliates. Except for this Agreement, the Securities Purchase Agreement and the
----------
Related Agreements and the transactions contemplated hereby and thereby and any other arms-length agreements or transactions entered into from time to time between the Company and its Subsidiaries, on the one-hand, and AT&T PCS and its Affiliates, on the other hand, no Stockholder or any Affiliate of any Stockholder shall enter into any transaction with the Company or any Subsidiary of the Company unless such transaction is approved by a majority of the disinterested members of the Board of Directors. For purposes hereof, a director shall be deemed to be disinterested with respect to any such transaction if such director was not designated a director by the Stockholder that (or an Affiliate of which) proposed to engage in such transaction with the Company or any Subsidiary of the Company and such member is not an officer, director, partner, employee, stockholder of, or consultant to, such Stockholder or any of its Affiliates; provided, however, that for purposes of this Section 3.7 the
            --------  -------
directors designated pursuant to Sections 3.1(e)(ii) and 3.11(a)(ii) shall not be deemed to have been designated by the Cash Equity Investors, AT&T PCS or the holders of the Voting Preference Stock.

          3.8  Board Committees. An executive committee of the Board of
               ----------------
Directors (or a committee of the Board of Directors having substantially the same mandate and powers of such a committee) shall be established, which committee shall be comprised of five (5) individuals as follows: one (1) of the Series A Preferred Directors, one of the directors selected by the Cash Equity Investors pursuant to Section 3.1(a), Mr. Vento (so long as he is an officer of the Company), one (1) of the directors selected pursuant to Section 3.1(e)(i) and one (1) of the directors selected pursuant to Section 3.1(e)(ii).

          3.9  Voting Agreements and Voting Trusts. Except as disclosed on
               -----------------------------------
Schedule X or referred to in this Section 3.9, each Stockholder agrees that it will not, directly or indirectly, deposit any of his or its shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Voting Preference Stock and/or Common Stock in a voting trust or other similar arrangement or, except as expressly provided herein, subject such shares to a voting agreement or other similar arrangements. Each of AT&T PCS and TWR Cellular covenants and agrees that it will not, directly or indirectly, enter into a voting or similar agreement with any Transferee of shares of Series A Preferred Stock. Each holder of Voting Preference Stock shall vote all shares of Voting Preference Stock owned by him in accordance with the vote of holders of a majority of the shares of Voting Preference Stock.

          3.10 Additional Capital Contributions. In accordance with the
               --------------------------------
Securities Purchase Agreement, the Cash Equity Investors shall contribute to the capital of the Company an aggregate additional amount equal to their Unfunded Commitments, such contributions to be made by the Cash Equity Investors in the amounts and on the dates specified on Schedule I thereto. In the event that the Board of Directors determines in good faith that the Company requires all or any portion of the Unfunded Commitment prior to the dates specified on such Schedule, then upon notice given by the Company to the Cash Equity Investors, the Cash Equity Investors shall contribute, pro rata in accordance with their ownership of Series C Preferred Stock on the date hereof, the additional capital set forth in such notice up to the amount, in the case of each such Cash Equity Investor, of its Unfunded Commitment. Any such additional capital required to be contributed by the Cash Equity Investors shall be contributed by the Cash Equity Investors within twenty (20) business days of receipt of written notice from the Company.

          3.11 Board of Directors After Voting Preference Stock. Effective on
               ------------------------------------------------
the later to occur of (x) the date that holders of shares of Voting Preference Stock shall vote as a class with holders of Class A Voting Common Stock, and (y) immediately prior to the IPO Date, the Board of Directors shall consist of seven
(7) directors, each of the Stockholders hereby agrees that it will vote all of the shares Class A Voting Common Stock and Voting Preference Stock owned or held of record by it (whether now owned or hereafter acquired), in person or by proxy, to cause the election of directors as follows:

               (a) (i) two (2) individuals selected by holders of a Majority in Interest of the Common Stock Beneficially Owned by the Cash Equity Investors, in their sole discretion and (ii) two (2) additional individuals selected by holders of a Majority in Interest of the Common Stock held by the Cash Equity Investors, which two (2) additional individuals shall be acceptable to Vento and Sullivan (in each case so long as he is an officer of the Company) and AT&T PCS, in the discretion of Vento and Sullivan, on the one hand, and AT&T PCS, on the other hand;

               (b) Two (2) individuals employed by the Company and selected by Vento and Sullivan (in each case so long as Vento and Sullivan are officers of the Company), one of whom shall be acceptable to holders of a Majority in Interest of the Class A Voting Common Stock Beneficially Owned by the Cash Equity Investors and AT&T PCS, in the reasonable discretion of such Cash Equity Investors, on the one hand, and AT&T PCS on the other hand; and

               (c) One (1) individual elected by AT&T PCS in its capacity as holder of Series A Preferred Stock so long as it has the right to elect one director in accordance with the Restated Certificate.

In the event that an individual selected by Vento and Sullivan pursuant to paragraph (b) above shall cease to be an officer of the Company, such individual shall resign (or the other directors or Stockholders shall remove him) from the Board of Directors and the Board of Directors shall select a replacement from the executives of the Company who shall be reasonably acceptable to a Majority in Interest of the Cash Equity Investors, on the one hand, and AT&T PCS on the other hand, in each case in its sole discretion. In the event that AT&T PCS and TWR Cellular shall cease to be entitled to elect one (1) Series A Preferred Director, such director shall resign (or the other directors or Stockholders shall remove him) from the Board of Directors and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors shall be reduced accordingly.

     4.   Transfers of Shares.
          -------------------

          4.1  General.
               -------

               (a) Each Stockholder agrees that at all times prior to the IPO Date it shall not, directly or indirectly, transfer, sell, assign, pledge, tender or otherwise grant, create or suffer to exist a Lien in or upon, give, place in trust, or otherwise voluntarily or involuntarily (including transfers by testamentary or intestate succession) dispose of by operation of law, offer or otherwise (any such action being referred to herein as a "Transfer"), any of the shares of Company Stock Beneficially Owned by such Stockholder as of the date hereof or which may hereafter be acquired by such Stockholder, except that
(i) a Stockholder may Transfer shares of Common Stock to an Affiliated Successor, (ii) a Stockholder may Transfer shares of Common Stock to any other Person after complying first with Section 4.2 and next with Section 4.3, if applicable, (iii) a Cash Equity Investor may Transfer shares of Common Stock to another Cash Equity Investor, (iv) one or more Cash Equity Investors may Transfer up to 1,000 shares (in the aggregate for all Cash Equity Investors) of Class A Common Stock to the Management Stockholders, or (v) a Management Stockholder may Transfer shares of Class C Common Stock and Series E Preferred Stock to the Company.

               (b) Each Stockholder agrees that at all times on and after the IPO Date it shall not, directly or indirectly, Transfer any of the shares of Common Stock Beneficially Owned by such Stockholder as of the date hereof or which may hereafter be acquired by such Stockholder except that (i) a Management Stockholder may Transfer shares of Class C Common Stock and Series E Preferred Stock to the Company, (ii) a Cash Equity Investor may Transfer shares of Common Stock to another Cash Equity Investor, and (iii) a Stockholder may Transfer (x) shares of Common Stock to an Affiliated Successor, and (y) shares of Common Stock after complying first with Section 4.2 and next with Section 4.3, if applicable, provided, however, a Stockholder shall not be required to comply with Section
--------  -------
4.2 if such Stockholder first complies with the applicable provisions of Section
4.4 in connection with Transfers of Common Stock (1) pursuant to a Registration of Common Stock under Section 5 which is an underwritten offering and constitutes a bona fide distribution of such Common Stock pursuant to such Registration, (2) pursuant to Rule 144, or (3) in any single transaction or series of related transactions to one or more Persons which results in the Transfer by such Stockholder (together with any other Stockholder participating in such single transaction or series of related transactions) of not more than ten percent (10%) of the Common Stock on a fully diluted basis (excluding for such purposes the Series A Preferred Stock).

          (c) Notwithstanding anything to the contrary contained in Sections 4.1(a) or (b), prior to the (i) third anniversary of the date hereof, each Stockholder (other than the Management Stockholders) agrees that it will not Transfer any shares of Common Stock Beneficially Owned by it as of the date hereof or which may hereafter be acquired by it to any Person other than an Affiliated Successor, and (ii) fifth anniversary of the date hereof, each Management Stockholder agrees that it will not Transfer any shares of Common Stock Beneficially Owned by it as of the date hereof or which may hereafter be acquired by it to any Person; provided, however, that (x) on or after the later
                              --------  -------
to occur of (I) the third anniversary of the date hereof, and (II) the IPO Date, a Management Stockholder may Transfer up to 25% of the shares of Common Stock held by such Management Stockholder on the date hereof plus any shares of Class A Common Stock or Series C Preferred Shares purchased from a Cash Equity Investor which shares may be Transferred notwithstanding the foregoing, and (y) in the event the Management Agreement is terminated on or after the later to occur of (I) the date that the Management Stockholders shall have performed all of their obligations pursuant to Section 5(f) of the Management Agreement, and
(II) the third anniversary of the date hereof, a Management Stockholder may Transfer all shares of Class A Common Stock held by such Management Stockholder free of any restrictions imposed on any such Transfer by this Section 4.1(c). In addition, notwithstanding anything to the contrary contained herein, the Management Stockholders shall not Transfer any shares of Class A Common Stock that shall not have vested in accordance with the terms of the Management Agreement or any Employment Agreement between the Company and such Management Stockholder.

          (d) Prior to the IPO Date, each Stockholder agrees that it will not Transfer any shares of Preferred Stock held by it except (i) to an Affiliated Successor, (ii) that Cash Equity Investors may Transfer shares of Preferred Stock to another Cash Equity Investor and one or more Cash Equity Investors may Transfer up to 1,000 shares (in the aggregate for all Cash Equity Investors) of Series C Preferred Stock to the Management Stockholders or (iii) to any other Person after complying with Section 4.2; it being understood that on and after the IPO Date, each Stockholder may Transfer its shares of Preferred Stock free from any restrictions on Transfer of such shares under this Agreement. In addition, notwithstanding anything to the contrary contained herein, the Management Stockholders shall not Transfer any shares of Series E Preferred Stock that shall not have vested in accordance with the terms of the Management

Agreement or any Employment Agreement between the Company and such Management Stockholder.

               (e) (i) Each of the holders of Class C Common Stock and Voting Preference Stock agrees that it shall not Transfer any of the shares of Class C Common Stock or Voting Preference Stock Beneficially Owned by it other than pursuant to Section 5(f) of the Management Agreement.

               (ii) Prior to the IPO Date, each Stockholder agrees that it will not Transfer any shares of Class D Common Stock held by it except (I) to an Affiliated Successor, (II) that Cash Equity Investors may Transfer shares of Class D Common Stock to another Cash Equity Investor, or (III) to any other Person after complying with Section 4.2; it being understood that on and after the IPO Date, each Stockholder may Transfer its shares of Class D Common Stock free from any restrictions under this Section 4.1(e) on Transfer of such shares under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, each Stockholder agrees that it will not effect a Transfer of shares of Class D Common Stock to any Person if after giving effect to such Transfer, such Person, together with its Affiliates would Beneficially Own 25% or more of all of the issued and outstanding shares of Class D Common Stock.

               (f) Notwithstanding anything to the contrary contained in this
Section 4, (i) Section 4.1 shall not apply to the pledge by certain of the Cash Equity Investors of the Class C Preferred Stock and Common Stock as security for their Unfunded Commitments pursuant to a pledge agreement in favor of the Company or to any Transfer of shares of Class C Preferred Stock or Common Stock in connection with the exercise by the Company of its remedies pursuant to any such pledge agreement, and (ii) a Cash Equity Investor that is a SBIC Holder that is required to dispose of its investment in the Company by reason of a breach by the Company of Section 6.6(d) of the Securities Purchase Agreement or a Regulatory Problem, may Transfer its shares of Class C Preferred Stock or Common Stock without complying with the terms of Section 4.3.

          4.2  Right of First Offer.
               --------------------

               (a) If a Stockholder (each a "Seller") desires to Transfer any or all of its shares of Preferred Stock or Common Stock (other than Voting Preference Stock and Class C Common Stock which may only be transferred in accordance with Section 4.1(e)(i) collectively, the "Offered Shares"), such Seller shall give written notice (the "Offer Notice") to the Company and to each Stockholder entitled to become the First Offeree of such Offered Shares, as determined below. Each Offer Notice shall describe in reasonable detail the number of shares of each class of Offered Shares, the cash purchase price requested and all other material terms and conditions of the proposed Transfer. The Offer Notice shall constitute an irrevocable offer (a "First Offer") to sell all (and not less than all) of the Offered Shares to the First Offeree(s) at a cash price equal to the price contained in such Offer Notice and upon the same terms as the terms contained in such Offer Notice. The First Offeree(s) shall have the irrevocable right and option, exercisable as provided below, but not the obligation, to accept the First Offer as to all (and not less than all) of the Offered Shares. The "First Offeree(s)" shall be determined as follows:

          (i) If the Seller is a Cash Equity Investor, AT&T PCS shall be First Offeree;

          (ii) If the Seller is AT&T PCS or TWR Cellular, each Cash Equity Investor shall be the First Offeree; and

          (iii) If the Seller is any Stockholder other than a Cash Equity Investor, AT&T PCS shall be the First Offeree.

          (b) The option provided for herein shall be exercisable by the First Offeree(s) by giving written notice (a "Purchase Notice"), that the First Offeree desires to purchase all (and not less than all) of such Offered Shares from the Seller, to the Stockholders (other than the Seller) and the Company not later than ten (10) business days (the "First Offer Period") after the date of the Offer Notice. If the Cash Equity Investors are First Offerees and two or more Cash Equity Investors notify the Seller of their desire to purchase all of the Offered Shares, then each Cash Equity Investor shall acquire the proportion of such Offered Shares as the number of shares of Company Stock owned by such Cash Equity Investor bears to the total number of shares of Company Stock owned by all Cash Equity Investors who elected to purchase all of the Offered Shares. If Offered Shares are purchased by more than one purchaser, the purchase price shall be allocated among the parties purchasing the shares on the basis of the number of shares being so purchased. The purchase of the Offered Shares by the First Offeree(s) shall be closed at the principal executive offices of the Company on a date specified by the First Offeree(s) upon at least five (5) business days' notice, that is within thirty (30) days after the expiration of the First Offer Period; provided, however, that if such purchase is subject to
                        --------  -------
the consent of the FCC or any public service or public utilities commission, the purchase of the Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

          (c) If the First Offeree(s) decline (which shall include the failure to give timely notice of acceptance) to purchase all of the Offered Shares subject to the First Offer within the First Offer Period, the Seller shall have the right (for a period of ninety (90) days following the expiration of the First Offer Period) to consummate the sale of the Offered Shares to any Person; provided, however, that the purchase price of such Offered Shares payable by
--------  -------
such Person must be at least equal to the cash purchase price thereof set forth in the Offer Notice and all other terms and conditions of any such sale shall not be more beneficial to such third party than those contained in the Offer Notice. If any Offered Shares are not sold pursuant to the provisions of this
Section 4.2 prior to the expiration of the ninety (90) day period specified in the immediately preceding sentence, such Offered Shares shall become subject once again to the provisions and restrictions hereof; provided, however, that if
                                                      --------  -------
such purchase is subject to the consent of the FCC or any public service or public utilities commission, the purchase of the

Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

               (d) The purchase price of any Offered Shares Transferred pursuant to this Section 4.2 shall be payable in cash by certified bank check or by wire transfer of immediately available funds.

               (e) The provisions of this Section 4.2 shall not be applicable to the repurchase by the Company of any shares of Class A Voting Common Stock or Class E Preferred Stock repurchased by the Company from an employee of the Company in connection with such individual's termination of employment.

          4.3  Rights of Inclusion.
               -------------------

          (a) No Stockholder shall, directly or indirectly, Transfer, in any single transaction or series of related transactions to one or more Persons who are not Affiliated Successors of such Stockholder (each such Person an "Inclusion Event Purchaser") shares of any series or class of Company Stock (collectively, "Inclusion Stock") in circumstances in which, after giving effect to such Transfer, whether acting alone or in concert with any other Stockholder (such parties referred to herein as "Selling Stockholders") would result in such Selling Stockholder(s) Transferring twenty-five percent (25%) or more of the outstanding shares of any such class of Inclusion Stock (for purposes of this Section 4.3, in the event that the Inclusion Stock is Series C Preferred Stock, Series D Preferred Stock shall also be deemed to be Inclusion Stock and the Series C Preferred Stock and Series D Preferred Stock shall be deemed to be one class of Preferred Stock for purposes of this Section 4.3) outstanding on the date of such proposed Transfer on a fully diluted basis (excluding for such purposes the Series A Preferred Stock) (an "Inclusion Event"), unless the terms and conditions of such sale to such Inclusion Event Purchaser shall include an offer to AT&T PCS, the Cash Equity Investors and the Management Stockholders other than the Selling Stockholder (each, an "Inclusion Event Offeree") to Transfer to such Inclusion Event Purchasers up to that number of shares of any class of Inclusion Stock then Beneficially Owned by each Inclusion Event Offeree that bears the same proportion to the total number of shares of Inclusion Stock at that time Beneficially Owned (without duplication) by each such Inclusion Event Offeree as the number of shares of Inclusion Stock being Transferred by the Selling Stockholders (including shares of Inclusion Stock theretofore Transferred if in any applicable series of related transactions) bears to the total number of shares of Inclusion Stock at the time Beneficially Owned (without duplication) by the Selling Stockholders (including shares of Inclusion Stock theretofore Transferred if in any applicable series of related transactions). If the Selling Stockholders receive a bona fide offer from an Inclusion Event Purchaser to purchase shares of Inclusion Stock in circumstances in which, after giving effect to such sale would result in an Inclusion Event, and which offer such Selling Stockholders wish to accept, the Selling Stockholders shall then cause the Inclusion Event Purchaser's offer to be reduced to writing (which writing shall include an offer to purchase shares of Inclusion Stock from each Inclusion Event Offeree according to the terms and conditions set forth in this Section 4.3) and the Selling Stockholders shall send written notice of the Inclusion Event Purchaser's offer (the "Inclusion Notice") to each Inclusion Event Offeree, which Inclusion Notice shall specify (i) the names of the Selling Stockholders, (ii) the names and addresses of the proposed acquiring Person, (iii) the amount of shares proposed to be Transferred and the price, form of consideration and other terms and conditions of such Transfer (including, if in a series of related transactions, such information with respect to shares of Inclusion Stock theretofore Transferred), (iv) that the acquiring Person has been informed of the rights provided for in this Section
4.3 and has agreed to purchase shares of Inclusion Stock in accordance with the terms hereof, and (v) the date by which each other Selling Stockholder may exercise its respective rights contained in this Section 4.3, which date shall not be less than thirty (30) days after the giving of the Inclusion Notice. The Inclusion Notice shall be accompanied by a true and correct copy of the Inclusion Event Purchaser's offer. At any time within thirty (30) days after receipt of the Inclusion Notice, each Inclusion Event Offeree may accept the offer included in the Inclusion Notice for up to such number of shares of Inclusion Stock as is determined in accordance with this Section 4.3, by furnishing written notice of such acceptance to each Selling Stockholder, and delivering, to an escrow agent (which shall be a bank or a law or accounting firm designated by the Company), on behalf of the Selling Stockholders, the certificate or certificates representing the shares of Inclusion Stock to be sold pursuant to such offer by each Inclusion Event Offeree, duly endorsed in blank, together with a limited power-of-attorney authorizing the escrow agent, on behalf of the Inclusion Event Offeree, to sell the shares to be sold pursuant to the terms of such Inclusion Event Purchaser's offer.

          In the event that the Inclusion Event Purchaser does not agree to purchase all of the shares of Inclusion Stock proposed to be sold by the Selling Stockholders and the Inclusion Event Offerees, then each Selling Stockholder and Inclusion Event Offeree shall have the right to sell to the Inclusion Event Purchaser that number of shares of Inclusion Stock as shall be equal to (x) the number of shares of Inclusion Stock which the Inclusion Event Purchaser has agreed to purchase times (y) a fraction, the numerator of which is the number of shares of Inclusion Stock Beneficially Owned (without duplication) by such Selling Stockholder or Inclusion Event Offeree and the denominator of which is the aggregate number of shares of Inclusion Stock Beneficially Owned (without duplication) by all Selling Stockholders and Inclusion Event Offerees. If any Inclusion Event Offeree desires to sell less than its proportionate amount of shares of Inclusion Stock that it is entitled to sell pursuant to this Section 4.3, then the Selling Stockholders and the remaining Inclusion Event Offerees shall have the right to sell to the Inclusion Event Purchaser an additional amount of shares of Inclusion Stock as shall be equal to (x) the number of shares of Inclusion Stock not being sold by any such Inclusion Event Purchasers times (y) a fraction, the numerator of which is the number of shares of Inclusion Stock owned such Selling Stockholder or remaining Inclusion Event Offeree and the denominator of which is the aggregate number of shares of Inclusion Stock Beneficially Owned (without duplication) by all Selling Stockholders and remaining Inclusion Event Offerees. Such process shall be repeated in series until all of the remaining Inclusion Event Offerees agree to sell their remaining proportionate number of shares of Inclusion Stock.

          (b) The purchase from each Inclusion Event Offeree pursuant to this
Section 4.3 shall be on the same terms and conditions, including the price per share received by the

Selling Stockholders and stated in the Inclusion Notice provided to each Inclusion Event Offeree. In the event that the Inclusion Stock is Common Stock, all Inclusion Event Offerees shall be required, as a condition of participating in such transaction, to convert its Preferred Stock into Common Stock and Transfer Common Stock to the Inclusion Event Purchaser. In the event that the Inclusion Stock is Series C Preferred Stock and after giving effect to the rights of the Inclusion Event Offerees to sell their pro rata share of Series C Preferred Stock or Common Stock pursuant to this Section 4.3 the Inclusion Event Purchaser shall be required to purchase both Series C Preferred Stock and Common Stock, the purchase price allocable to holders of Series C Preferred Stock, on the one hand, and to holders of Common Stock, on the other hand, shall be determined by an independent committee of the Board of Directors selected from among those directors who were not designated by any Selling Stockholders or Inclusion Event Offerees, it being understood that the directors selected pursuant to Sections 3.1(e)(ii) and 3.11(a)(ii) shall be deemed independent for such purposes.

          (c) Simultaneously with the consummation of the sale of the shares of Inclusion Stock of the Selling Stockholders and each Inclusion Event Offeree to the Inclusion Event Purchaser pursuant to the Inclusion Event Purchaser's offer, the Selling Stockholders shall notify each Inclusion Event Offeree and shall cause the purchaser to remit to each Inclusion Event Offeree the total sales price of the shares of Inclusion Stock held by each Inclusion Event Offeree sold pursuant thereto and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may be reasonably requested by each Inclusion Event Offeree.

          (d) If within thirty (30) days after receipt of the Inclusion Notice, an Inclusion Event Offeree has not accepted the offer contained in the Inclusion Notice, such Inclusion Event Offeree shall be deemed to have waived any and all rights with respect to the sale described in the Inclusion Notice (but not with respect to any subsequent sale, to the extent this Section 4.3 is applicable to such subsequent sale) and the Selling Stockholders shall have sixty (60) days in which to sell not more than the number of shares of Inclusion Stock described in the Inclusion Notice, on terms not more favorable to the Selling Stockholders than were set forth in the Inclusion Notice; provided, however, that if such
                                             --------  -------
purchase is subject to the consent of the FCC or any public service or public utilities commission, the purchase of the Offered Shares shall be closed on the first business day after all such consents shall have been obtained by Final Order.

     4.4  Right of First Negotiation. In the event that a Stockholder desires to
          --------------------------
Transfer any shares of Common Stock following the IPO Date in a Transfer described in clause (y) of Section 4.1(b)(iii), such Stockholder shall give written notice thereof to AT&T PCS, such notice to specify, among other things, the number of shares that such Stockholder desires to sell. For the applicable first negotiation period hereinafter set forth, AT&T PCS shall have the exclusive right to negotiate with such Stockholder with respect to the purchase of such shares; it being understood and agreed that such exclusive right shall not be deemed to be a right of first offer or right of first refusal for the benefit of AT&T PCS and such Stockholder shall have the right to reject any offer made by AT&T PCS during such applicable first negotiation period. Upon the expiration of such applicable first negotiation period, such Stockholder shall have the right (for the applicable offer period hereinafter set forth with respect to each applicable first negotiation period), following the expiration of such applicable first negotiation period, to offer and sell such shares included in such written notice on such terms and conditions as shall be acceptable to such Stockholder in its sole discretion. If any of such shares included in such written notice are not sold pursuant to the provisions of this Section 4.4 prior to the expiration of the applicable offer period, such shares shall become subject once again to the provision and restrictions hereof.

     If a Stockholder desires to Transfer shares of Common Stock (a) pursuant to a Registration of Common Stock under Section 5 in an underwritten offering that constitutes a bona fide distribution of such Common Stock pursuant to such Registration, the applicable first negotiation period shall be ten (10) days and the applicable offer period upon the expiration of such first negotiation period shall be one hundred twenty (120) days, (b) pursuant to Rule 144, the applicable first negotiation period shall be three (3) hours (it being understood and agreed that such Stockholder shall, in addition to giving written notice of such proposed Transfer by facsimile, use commercially reasonable efforts to contact AT&T PCS by telephone in accordance with Section 12.1) and the applicable offer period upon the expiration of such first negotiation period shall be five (5) business days, and (c) in any single transaction or series of related transactions to one or more Persons which will result in the Transfer by such Stockholder (together with any other Stockholder participating in such single transaction or series of related transactions) of not more than ten percent (10%) of the Common Stock on a fully diluted basis (excluding for such purposes the Series A Preferred Stock), the applicable first negotiation period shall be one (1) business day, so long as notice of such proposed Transfer is given to AT&T PCS prior to 9:00 A.M. on the day prior to the date of such proposed Transfer (it being understood and agreed that such Stockholder shall, in addition to giving written notice of such proposed Transfer by facsimile, use commercially reasonable efforts to contact AT&T PCS by telephone in accordance with Section 12.1) and the applicable offer period upon the expiration of such first negotiation period shall be ten (10) business days.

     4.5  Additional Conditions to Permitted Transfers.
          --------------------------------------------

          (a) As a condition to any Transfer to an Affiliated Successor permitted pursuant to Section 4.1, or any Transfer pursuant to Section 4.2 or
Section 4.3, each transferee that is not a party hereto shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement applicable to the Stockholders (and shall thereby become a Stockholder for all purposes of this Agreement). Any Transfer without compliance with such provisions of this Agreement shall be null and void and such transferee shall have no rights as a Stockholder of the Company.

          (b) Notwithstanding anything to the contrary contained in this Agreement, each Stockholder agrees that it will not effect a Transfer of shares of Company Stock to a Prohibited Transferee; provided, however, that nothing contained in this Section 4.5(b) shall be construed to prohibit a Transfer of Common Stock by a Stockholder after the IPO Date pursuant to an underwritten Registration or in accordance with the provisions of Rule 144. It shall be deemed a breach of this Section 4.5(b) by a Stockholder Beneficially Owning more than 10% of the Common Stock outstanding if any Prohibited Transferee shall acquire, directly or indirectly, in a private sale Beneficial Ownership of more than 33-1/3% of any class of equity securities or equity interest in, such Stockholder.

          (c) Subject to Sections 4.1 and 4.2, prior to the IPO Date, the Cash Equity Investors, AT&T PCS and TWR Cellular may not Transfer shares of Common Stock to any Person that is not an Affiliated Successor of such Stockholder or another Cash Equity Investor unless after giving effect to such Transfer each of such Stockholder and such Person shall after giving effect to such Transfer Beneficially Own more than the lesser of (x) five percent (5%) of the Common Stock, and (y) one-half of the Common Stock Beneficially Owned by the transferor on the date hereof, upon such Transfer unless the Transfer by such Cash Equity Investor, AT&T PCS or TWR Cellular is a Transfer of all of the shares of Common Stock, as applicable, Beneficially Owned by it. Subject to Sections 4.1 and 4.2, prior to the IPO Date, no Management Stockholder may effect more than one (1) Transfer of its shares of Common Stock to a Person that is not an Affiliated Successor of such Management Stockholder during any twelve (12) month period.

     4.6  Representations and Warranties. A Stockholder purchasing shares of
          ------------------------------
Company Stock pursuant to Section 4.2 shall be entitled to receive representations and warranties from the transferring Stockholder that such Stockholder has the authority (corporate or otherwise) to sell such shares, is the sole owner of such shares, and has good and valid title to such shares, free and clear of any and all Liens (other than pursuant to this Agreement, the Restated Certificate or any Related Agreement), and that the sale of such shares does not violate any agreement to which it is a party or by which it is bound.

     4.7  Stop-Transfer.
          -------------

          (a) The Company agrees not to effect any Transfer of shares of Company Stock by any Stockholder whose proposed Transfer is subject to Sections 4.2, 4.3 or 4.4 until it has received evidence reasonably satisfactory to it that the rights provided to any other Stockholders pursuant to such Sections, if applicable to such Transfer, have been complied with and satisfied in all respects. If any portion of such Stockholder's Unfunded Commitment shall remain unpaid on the date of such proposed Transfer, then, as a condition of such Transfer, such Person purchasing such Company Stock shall, or another Cash Equity Investor may, execute an instrument in form satisfactory to the Company agreeing to pay in full such Stockholder's Unfunded Commitment outstanding on the date of such proposed Transfer, provided, however, that such Stockholder
                                    --------  -------
shall not be released from its obligation in respect of such Unfunded Commitment. No Transfer of any shares of Preferred Stock and/or Common Stock shall be made except in compliance with all applicable securities laws. Any Transfer made in violation of this Agreement shall be null and void.

          (b) The Company agrees that it will not, without the prior written consent of AT&T PCS, Transfer, issue or dispose of any Equity Securities to a Prohibited Transferee except that purchases of Common Stock by a Prohibited Transferee in connection with a Registration of Common Stock shall not constitute a violation of this Section 4.7(b).

     5.   Registration Rights.
          -------------------

          (a)  Demand Registration Rights.
               --------------------------

               (i) Right to Demand Registration. From and after the ninety-first
                   ----------------------------
(91st) day following the IPO Date (or such longer period as may be required by the managing underwriters of the Company's initial public offering) and, subject to Section 4.1(d), each of (A) a Qualified Holder, and (B) Management Stockholders that in the aggregate Beneficially Own at least 50.1% of the shares of Class A Voting Common Stock then Beneficially Owned by the Management Stockholders (each a "Demanding Stockholder" and, collectively, the "Demanding Stockholders") shall have the right to make a written request to the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities pursuant to an underwritten offering (a "Demand Registration"), which request shall specify the number of Registrable Securities proposed to be sold by each Demanding Stockholder; provided, however, that (x) the Company need not effect a Demand
             --------  -------
Registration unless in the aggregate the sale of the Registrable Securities proposed to be sold by the Demanding Stockholder shall reasonably be expected to result in aggregate gross proceeds to such Demanding Stockholder of at least $10 million, and (y) if the Board of Directors determines that a Demand Registration would interfere with any pending or contemplated material acquisition, disposition, financing or other material transaction, the Company may defer a Demand Registration (including by withdrawing any Registration Statement filed in connection with a Demand Registration); so long as that the aggregate of all such deferrals shall not exceed one hundred twenty (120) days in any 360-day period. Demand Registration shall not be deemed a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission (without interference by any stop order, injunction or other order or requirement of the Commission or other governmental agency, for any reason), and maintained continuously effective for a period of at least three (3) months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration; provided, however, that a
                                                  --------  -------
Qualified Holder may, not more frequently than once in any twelve (12) month period, request that the Demand Registration be a shelf registration that is maintained continuously effective for a period of at least six (6) months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration. A Demanding Stockholder may make a written request for a Demand Registration in accordance with the foregoing in respect of Equity Securities that it intends to convert into shares of Class A Voting Common Stock upon the effectiveness of the Registration Statement prepared in connection with such demand, and the Company shall fulfill its obligations under this Section 5 in a manner that permits such Demanding Stockholder to exercise its conversion rights in respect of such Equity Securities and substantially contemporaneously sell the shares of Class A Voting Common Stock issuable upon such conversion under such Registration Statement.

          The Company will not be obligated to effect more than two (2) separate Demand Registrations during any twelve (12) month period; provided, however,
                                                          --------  -------
that only one (1) request for a Demand Registration may be exercised by (i) AT&T PCS and/or (ii) Management Stockholders that in the aggregate Beneficially Own at least 50.1% of the shares of Class A Voting Common Stock then Beneficially Owned by the Management Stockholders during any twelve (12) month period.

          Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the "Demand Notice") of such Registration request and its intention to comply therewith to all Stockholders who are holders of Registrable Securities and, subject to Section 5(a)(ii), the Company will include in such Demand Registration all Registrable Securities of such Stockholders with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the last date such Demand Notice was deemed to have been given pursuant to Section 12.1.

          (ii)  Priority on Demand Registration.  If the managing underwriter or
                -------------------------------
underwriters advise the Company and the holders of the Registrable Securities to be registered in writing that in its or their opinion that, the number of Registrable Securities proposed to be sold in such Registration and any other securities of the Company requested or proposed to be included in such Registration exceeds the number that can be sold in such offering without (A) creating a substantial risk that the proceeds or price per share to be derived from such Registration will be reduced or that the number of Registrable Securities to be registered is too large a number to be reasonably sold, or (B) materially and adversely affecting such Registration in any other respect, the Company will (x) include in such Registration the aggregate number of Registrable Securities recommended by the managing underwriter (the number of Registrable Securities to be registered for each Stockholder to be reduced pro rata based on the amount of Registrable Securities each of the Stockholders requested to be included in such Registration), and (y) not allow any securities other than Registrable Securities to be included in such Registration unless all Registrable Securities requested to be included shall have been included therein, and then only to the extent recommended by the managing underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the holders of Registrable Securities).

          (iii) Selection of Underwriters. The offering of such Registrable
                -------------------------
Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Demanding Stockholder that initiated such Demand Registration will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

     (b)  Piggyback Registration Rights.
          -----------------------------

          (i) Right to Piggyback. If the Company proposes to register any shares
              ------------------
of Class A Voting Common Stock (or securities convertible into or exchangeable for

 Class A Voting Common Stock) with the Commission under the Securities Act (other than a Registration on Form S-4 or Form S-8, or any successor forms), and the Registration form to be used may be used for the Registration of the Registrable Securities (a "Piggyback Registration"), the Company will give written notice (a "Piggyback Notice") to all Stockholders, at least thirty (30) days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify the proposed offering price (if determined at that time), the kind and number of securities proposed to be registered, the distribution arrangements and will, subject to Section 5(b)(ii), include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests (which requests have not been withdrawn) for inclusion therein within twenty (20) days after the last date such Piggyback Notice was deemed to have been given pursuant to Section 12.1. If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company determines for any reason not to register or to delay Registration, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that has requested inclusion of Registrable Securities in such Registration and (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such Registration, and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

               (ii) Priority on Piggyback Registrations. If the managing
                    -----------------------------------
underwriter or underwriters, if any, advise the Company and the holders of Registrable Securities in writing that in its or their opinion, that the number or kind of securities proposed to be sold in such Registration (including Registrable Securities to be included pursuant to Section 5(b)(i)) exceeds the number that can be sold in such offering without (A) creating a substantial risk that the proceeds or price per share the Company will derive from such Registration will be reduced, or that the number of shares to be registered is too large a number to be reasonably sold or (B) materially and adversely affecting such Registration in any other respect, without any reduction in the amount of securities the Company proposes to issue and sell for its own account or in the amount of securities any other security holder proposes to sell for its own account pursuant to a demand Registration right, the number of Registrable Securities to be registered for each Demanding Stockholder shall be reduced pro rata based on the amount of Registrable Securities each of the Demanding Stockholders requested to be included in such Registration, to the extent necessary to reduce the number of Registrable Securities to be registered to the number recommended by the managing underwriter or determined by the Company after consultation with an investment banker of nationally recognized standing (notification of which number shall be given by the Company to the holders of Registrable Securities of such determination).

          (c)  Selection of Underwriters. Except as set forth in Section
               -------------------------
5.1(a)(iii), the Company (by action of the Board of Directors) will select a managing underwriter or underwriters to administer the offering, which managing underwriter or underwriters will be of nationally recognized standing.

          (d)  Registration Procedures. With respect to any Demand Registration
               -----------------------
or Piggyback Registration (each, a "Registration"), the Company shall, subject to Sections 5(a)(i) and (5)(a)(ii) and Sections 5(b)(i) and 5(b)(ii), as expeditiously as practicable:

               (i) prepare and file with the Commission, as promptly as reasonably practicable (but in no event more than forty-five (45) days) after the receipt of the Registration requests under Sections 5(a) or 5(b), a registration statement or registration statements (each, a "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; cooperate and assist in any filings required to be made with the NASD; and use its reasonable best efforts to cause such Registration Statement to become and (to the extent provided herein) remain effective; provided, however, that before filing a Registration Statement or prospectus
--------  -------
related thereto (a "Prospectus") or any amendments or supplements thereto, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

               (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary to keep each Registration Statement effective for three (3) months (six (6) months in the case of any shelf registration requested by a Qualified Holder pursuant to this
Section 5) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

               (iii) promptly notify the selling holders of Registrable Securities and the managing underwriters, if any (and, if requested by any such person or entity, confirm such advice in writing), (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (D) if at any time the representations and warranties of the Company contemplated by subsection (xiv) of this subsection
(d) below cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (iv) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of (I) the Registration Statement, or (II) the qualification of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction at the earliest possible time;

          (v) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (vi) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (vii) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of Registrable Securities underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

          (viii) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the Registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions in the United States as any seller or underwriter reasonably requests in writing, use its reasonable best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided,
                                                                  --------
however, that the Company will not be required to qualify generally to do
-------
business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

               (ix) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two (2) business days prior to any sale of Registrable Securities to the underwriters;

               (x) use its reasonable best efforts to cooperate with any selling holder to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

               (xi) upon the occurrence of any event contemplated by subsection (iii)(F) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (xii) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or, if not so listed, cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

               (xiii) not later than the effective date of the applicable Registration, provide a CUSIP number for all Registrable Securities;

               (xiv) enter into such customary agreements (including in the case of a Demand Registration that is an underwritten offering, an underwriting agreement in customary form) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration, (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which opinions of counsel shall be in form, scope and substance reasonably satisfactory to the managing underwriters, if any, and to the holders of a majority of the Registrable Securities being sold), addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) use reasonable best efforts to obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; and (D) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with subsection (xi) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. All the above in this Section 5(d)(xiv) shall be done at each closing under each underwriting or similar agreement or as and to the extent required thereunder;

               (xv) make available for inspection by a representative of each Demanding Stockholder, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, copies or extracts of all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary, in the opinion of the holders' or underwriter's counsel, to enable them to fulfill their due diligence responsibilities; and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that the Company shall not
                                  --------  -------
be required to comply with this paragraph (xv) unless such person executes confidentiality agreements whereby such person agrees that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons and used only in connection with the proposed Registration unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction; and each seller of Registrable Securities agrees that it will, upon learning that disclosure of such records, information or documents is sought in a court of competent jurisdiction or by a governmental agency, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of any records, information or documents deemed confidential; provided further, however,
                                              -------- -------  -------
notwithstanding any designation of confidentiality by the Company, confidential information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by or on behalf of any such Person, or (ii) becomes available to any such Person on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not to such Person's knowledge bound by a confidentiality agreement with or other obligations of secrecy to the Company or another party with respect to such information;

               (xvi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12) month periods; and

               (xvii) promptly prior to the filing of any document that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, make the Company's executive officers and other representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request.

          The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing. Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(xi), such holder shall forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(d)(xi), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus; and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives any such notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement in Sections 5(d)(ii) shall be extended by the number of days during the period from and including the date of the receipt of such notice pursuant to Section 5(d)(iii)(F) hereof to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectuses contemplated by Section 5(d)(xi) or the Advice.

          (e)  Indemnification.
               ---------------

               (i) In the event of the Registration or qualification of any Registrable Securities under the Securities Act or any other applicable securities laws pursuant to the provisions of this Section 5, the Company agrees to indemnify and hold harmless each Stockholder thereby offering such Registrable Securities for sale (an "Indemnified Stockholder"), underwriter, broker or dealer, if any, of such Registrable Securities, and each other person, if any, who controls any such Indemnified Stockholder, underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities laws, from and against any and all losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which such Indemnified Stockholder, underwriter, broker or dealer or controlling person may become subject under the Securities Act or any other applicable federal or state securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable federal or state securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such Registration or qualification, and will reimburse each such Indemnified Stockholder, underwriter, broker or dealer and each such controlling person for any legal or other expenses reasonably incurred by such Indemnified Stockholder, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, that the Company will not be
                              --------  -------
liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or omission contained in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder, underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof or by the failure of such Indemnified Stockholder, underwriter, broker or dealer, or controlling person to deliver a copy of the Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto after the Company has furnished such party with a sufficient number of copies of the same and such party failed to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus.

               (ii) In the case of an underwritten offering in which the Registration Statement covers Registrable Securities, the Company agrees to enter into an underwriting agreement in customary form and substance with such underwriters and to indemnify the underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to the indemnification of the holders of Registrable Securities; provided, however, the
                                                          --------  -------
Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any person who controls such underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the extent that the loss, claim, damage, expense or liability (or actions in respect thereof) for which indemnification is sought results from such underwriter's failure to deliver or otherwise provide a copy of the final prospectus to the person asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of securities to such person, if such statement or omission was in fact corrected in such final prospectus.

               (iii) In the event of the Registration or qualification of any Registrable Securities of the Stockholders under the Securities Act or any other applicable federal or state securities laws for sale pursuant to the provisions hereof, each Indemnified Stockholder agrees severally, and not jointly, to indemnify and hold harmless the Company, each person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Registrable Securities, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement therein or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Indemnified Stockholder specifically and expressly for use in connection with the preparation thereof, and will reimburse the Company, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, an Indemnified Stockholder's liability under this
        --------  -------
Section 5(e)(iii) shall not exceed the net proceeds received by such Indemnified Stockholder with respect to the sale of any Registrable Securities.

               (iv) In the case of an underwritten offering of Registrable Securities, each holder of a Registrable Security included in a Registration Statement shall agree to enter into an underwriting agreement in customary form and substance with such underwriters, and to indemnify such underwriters, their officers and directors, if any, and each person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as provided in the preceding paragraph with respect to indemnification by such holder of the Company, but subject to the same limitation as provided in Section 5(e)(ii) with respect to indemnification by the Company of such underwriters, officers, directors and control persons.

               (v) Promptly after receipt by a person entitled to indemnification under this Section 5(e) (an "Indemnified Party") of notice of the commencement of any action or claim relating to any Registration Statement filed under this Section 5 as to which indemnity may be sought hereunder, such Indemnified Party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "Indemnifying Party"), give written notice to each such Indemnifying Party of the commencement of such action or claim, but the omission to so notify each such Indemnifying Party will not relieve any such Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than pursuant to the provisions of this Section 5(e) and shall also not relieve any such Indemnifying Party of its obligations under this
Section 5(e) except to the extent that any such Indemnifying Party is actually prejudiced thereby. In case any such action is brought against an Indemnified Party, and such Indemnified Party notifies an Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense, with counsel reasonably satisfactory to such Indemnified Party, of such action and/or to settle such action and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than the reasonable cost of investigation; provided, however, that no Indemnifying Party shall consent to the entry of any
--------  -------
judgment or enter into any settlement agreement without the prior written consent of the Indemnified Party unless such Indemnified Party is fully released and discharged from any such liability, and no Indemnified Party shall consent to the entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of each Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such suit, action, claim or proceeding; (b) the Indemnifying Party shall not have employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of the defense of such action, suit, claim or proceeding; or (c) such Indemnified Party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Indemnified Party. If any of the events specified in clauses (a), (b) or (c) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties (and reasonably acceptable to the Indemnifying Party) shall be borne by the Indemnifying Party. If, in any such case, the Indemnified Party employs separate counsel, the Indemnifying Party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the Indemnified Party and the Indemnified Party shall assume such defense and/or settle such action; provided, however, that an Indemnifying Party shall not be liable for the
--------  -------
settlement of any action, suit, claim or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

          The provisions of this Section 5(e) shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

          (f)  Contribution. If for any reason the indemnification provided for
               ------------
in Section 5(e)(i) or 5(e)(iii) is unavailable to an Indemnified Party as contemplated therein, then the Indemnifying Party, in lieu of indemnification shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, expense or liability (or action in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Stockholder shall be required to contribute in an amount greater than the difference between the net proceeds received by such Stockholder with respect to the sale of any Registrable Securities and all amounts already contributed by such Stockholder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Stockholder. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of any such fraudulent misrepresentation. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

          (g)  Registration Expenses. Except as hereinafter provided, all
               ---------------------
expenses incident to the Company's performance of or compliance with this
Section 5 will be borne by the Company, including, without limitation, all Registration and filing fees under the Securities Act and the Exchange Act, the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto), and furnishing copies thereof and of the Prospectus included therein, all out-of-pocket expenses of underwriters customarily paid for by issuers to the extent provided for in any underwriting agreement, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD, the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ and all other costs and expenses incurred by the Company in connection with any Registration hereunder. In addition, the Company shall pay or reimburse the sellers of Registrable Securities the reasonable fees and expenses of one attorney to such sellers incurred in connection with a registration (collectively, with the expenses referred to in the immediately preceding sentence, the "Registration Expenses"). Except as provided in the immediately preceding sentence, each Stockholder shall bear the costs and expenses of any underwriters' discounts and commissions, brokerage fees or transfer taxes relating to the Registrable Securities sold by such Stockholder and the fees and expenses of any attorneys, accountants or other representatives retained by the Stockholder.

          (h)  Participation in Underwritten Registrations. No Stockholder may
               -------------------------------------------
participate in any underwritten Registration hereunder unless such Stockholder
(i) agrees to sell its Registrable Securities on the basis provided in any customary and reasonable underwriting arrangements approved by the persons entitled hereunder to select the underwriter, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, indemnities and other documents customarily required under the terms of such underwriting arrangements.

          (i)  Holdback Agreements.
               -------------------

               (i) Each holder of Registrable Securities whose securities are included in a Registration Statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the fifteen (15) days prior to, and during the ninety
(90)-day period (or such longer period as requested by the managing underwriter or underwriters in the case of an underwritten public offering) beginning on, the effective date of such Registration Statement (except as part of such Registration), if and to the extent requested by the managing underwriter or underwriters in an underwritten public offering.

               (ii) The Company agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any Subsidiary or the acquisition by the Company or any Subsidiary of the capital stock or substantially all of the assets of any other Person), during the fifteen (15) days prior to, and during the ninety (90)-day period beginning on, the effective date of each Demand Registration.

          (j)  Public Information Reporting. The Company hereby covenants and
               ----------------------------
agrees to and with the Stockholders that at all times following the IPO Date it shall provide and file such financial and other information concerning the Company as may from time to time be required by the Commission and any other governmental authority having jurisdiction, so as to comply with all reporting requirements under the Exchange Act, and shall, upon request, state in writing that it has complied with all such requirements, and further agrees that, for so long as (following the IPO Date) the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall comply in all respects with paragraph (c)(2) of Rule 144.

     6.   Disqualifying Transactions.
          --------------------------

     6.1  Company Conversion Rights. In the event AT&T PCS terminates its
          -------------------------
obligations under Section 8.6 pursuant to Section 8.8(c) with respect to any Overlap Territory, the Company shall have the following rights which may be exercised by the Company in its sole discretion during the sixty (60) day period commencing on the date of such termination:

          (a) (i) The Company shall have the right in accordance with the Restated Certificate to cause AT&T PCS, TWR Cellular and any Section 4.12 Transferee (as defined in the Restated Certificate) to exchange either (A) all, or (B) a proportionate number of shares of Series A Preferred Stock then owned by AT&T PCS, TWR Cellular and each Section 4.12 Transferee equal to a fraction, the numerator of which is the number of POPS in the Overlap Territory and the denominator of which is the total number of POPS in the Territory, of the shares of Series A Preferred Stock then owned by AT&T PCS, TWR Cellular and each
Section 4.12 Transferee for an equivalent number of shares of Series B Preferred Stock determined in accordance with the Restated Certificate; and

               (ii) The Company shall have the right in accordance with the Restated Certificate to cause AT&T PCS, TWR Cellular and each Section 4.12 Transferee to exchange either (A) all or (B) a proportionate number equal to a fraction, the numerator of which is the number of POPs in the Overlap Territory, and the denominator of which is the total number of POPs in the Territory, of the shares of Series D Preferred Stock, Series F Preferred Stock and Common Stock Beneficially Owned by AT&T PCS and TWR Cellular on the date hereof (or shares of Common Stock or Senior Common Stock into which such shares of Series D Preferred Stock, Series F Preferred Stock and Senior Common Stock shall have been converted) and that AT&T PCS, TWR Cellular or a Section 4.12 Transferee continues to own on the date such right is exercised by the Company for that number of shares of Series B Preferred Stock as shall be equal to the aggregate purchase price paid by AT&T PCS and TWR Cellular for all of such shares of Series D Preferred Stock, Series F Preferred Stock and Common Stock that AT&T PCS, TWR Cellular or such Section 4.12 Transferee then Beneficially Owns (including any shares of Common Stock or Senior Common Stock into which such Series D Preferred Stock, Series F Preferred Stock and Senior Common Stock shall have been converted) divided by the liquidation preference of the Series B Preferred Stock determined in accordance with the Restated Certificate;

provided, however, that (x) if the Company exercises its right under clause
--------  -------
(i)(A) of this Section 6.1(a) it shall be required to exercise its right under clause (ii)(A) of this Section 6.1(a), and vice versa; and if the Company exercises its right under clause (i)(B) of the Section 6.1(a) it shall be required to exercise its right under clause (ii)(B) of this Section 6.1(a) and vice versa, and (y) the provisions of this Section 6.1(a) shall not apply to any
Section 4.12 Transferee which is a Cash Equity Investor.

          (b) The Company may redeem the shares of Series B Preferred Stock at any time as provided in the Restated Certificate.

     6.2  Joint Marketing Right. During the period commencing on the date of
          ---------------------
announcement by AT&T PCS of a transaction meeting the description of a transaction set forth in clauses (a), (b) and (c) of the definition of a Disqualifying Transaction (unless AT&T PCS notifies the Company it has waived its right to declare such transaction a Disqualifying Transaction in which event, this Section 6.2 shall not be applicable to such transaction) and terminating on the later of (x) six (6) months after the date of consummation of such transaction, and (y) if applicable, the date by which AT&T PCS is required under applicable law to dispose of any PCS System or Cellular System serving a Subject Market (the "Section 6.2 Period"), the following provisions shall apply:

          (a) If AT&T PCS proposes to sell, transfer or assign to any Person which is not an Affiliate of AT&T PCS any Subject Market, AT&T PCS shall give written notice (the "Company Sale Notice") to the Company and the Company shall have the right, exercisable by written notice given within ten (10) days of receipt of the Company Sale Notice, to elect to cause AT&T PCS to offer for sale jointly with the Company for a period of ninety (90) days the Subject Markets covered by the Company Sale Notice together with all of the Territory included in the MTA that includes the Subject Markets (the "Joint Marketing Period"). In the event that AT&T PCS has granted similar rights to the rights set forth in this Section 6.2 to any Permitted Merger Participant and any Subject Market is also a "Subject Market" under the terms of any agreement between AT&T PCS and any such Permitted Merger Participant, the Company agrees that any territory of the Permitted Merger Participant that is required under the terms of such agreement to be offered for sale jointly with any Subject Markets shall be offered for sale jointly with such Subject Markets and all of the Territory included in the MTA that includes such Subject Markets. During the Joint Marketing Period, AT&T PCS shall not sell the Subject Markets other than in a transaction that includes the Subject Markets and the Territory included in the MTA that includes the Subject Markets, provided, however, that neither AT&T PCS
                                       --------  -------
nor the Company shall be obligated to enter into a transaction for such Subject Markets and such Territory other than on terms acceptable to each of them in their sole discretion. This Section 6.2 shall cease to apply to any Subject Market upon the earlier of (x) if the Company fails to make the joint marketing election with respect to the applicable Subject Market within the ten (10) day period referred to above, the expiration of such ten (10) day period, or (y) if the Company makes the joint marketing election with respect to the applicable Subject Market, upon the expiration of the Joint Marketing Period.

          (b) Nothing contained in this Section 6.2 shall (x) be construed to require AT&T PCS to deliver a Company Sale Notice with respect to any Subject Market except during the Section 6.2 Period, (y) extend the obligation of AT&T PCS set forth in this Section 6.2 beyond the expiration of the Section 6.2 Period or (z) apply to any sale, transfer or assignment of any Subject Market pursuant to an agreement executed on any date not within the Section 6.2 Period.

          (c) Nothing in this Agreement shall be construed to require AT&T PCS to deliver the notice described in clause (d) of the definition of a Disqualifying Transaction, including, without limitation, circumstances in which AT&T PCS or its Affiliates enters into any transaction meeting the description of a transaction set forth in clauses (a), (b) and (c) of the definition of a Disqualifying Transaction.

     7.   Additional Rights and Covenants.
          -------------------------------

     7.1  Financial Statements. The Company shall provide to each Stockholder
          --------------------
(a) within seventy-five (75) days after the end of each fiscal quarter (other than the fourth fiscal quarter) or such shorter periods as is required pursuant to the terms of the Company's senior indebtedness, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, surplus and cash flows for such period and year-to-date and (b) within one hundred twenty (120) days after the end of each fiscal year, the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related unaudited consolidated statements of income, surplus and cash flows for such year. All financial statements and information provided pursuant to this Section
7.1 shall constitute Confidential Information under Section 7.7.

     7.2  Purchase Right.
          --------------

          (a) If on or prior to the IPO Date the Company proposes to offer, issue, sell or otherwise dispose of shares of any class or series of common stock or Preferred Stock, or options, rights, warrants, conversion rights or appreciation rights relating thereto, or any other type of equity security (collectively, "Equity Securities") of the Company for cash to any Person, including pursuant to an initial public offering, (x) the Company shall, prior to any such offer, issuance, sale or other disposition, give written notice (an "Issuance Notice") to each of the Stockholders setting forth the purchase price of such Equity Securities (or, in the case of an initial public offering, the anticipated price range), the type and aggregate number of Equity Securities or rights to acquire Equity Securities to be so offered, issued, sold or otherwise disposed of, the terms and conditions of such offer, issuance, sale or other disposition, and the rights, powers and duties inhering in such additional Equity Securities or rights to acquire Equity Securities, and (y) each Stockholder shall have the right (the "Purchase Right") to acquire the percentage of Equity Securities proposed to be offered, issued, sold or otherwise disposed of equal to the number of shares of Class A Voting Common Stock then Beneficially Owned by such Stockholder divided by the aggregate number of shares of Class A Voting Common Stock outstanding immediately prior to such offer, issuance, sale or other disposition of Equity Securities (including any shares of Class A Voting Common Stock Beneficially Owned by such Stockholder); provided, however, that the terms and conditions of this Section
              -------- --------
7.2 shall not apply to any offer, issuance, sale or other disposition of Equity Securities or rights to acquire Equity Securities to any Person pursuant to a stock option or stock appreciation rights plan established by the Company for the benefit of its employees, officers, directors, agents or consultants, or otherwise granted to an employee of the Company in connection with such person's employment by the Company. In the case of an offer, issuance sale or other disposition of Equity Securities issued as part of a unit with other debt, equity or other securities of the Company, the right of a Stockholder to acquire such Equity Security shall be conditioned upon such Stockholder's acquisition of such debt, equity or other securities included in such unit.

          (b) Each Stockholder may exercise such Purchase Right, in whole or in part, on the terms and conditions and for the purchase price set forth in the Issuance Notice, by giving to the Company notice to such effect, within thirty (30) days after the giving of the Issuance Notice. In the case of an initial public offering, the following conditions shall apply to the Purchase Right set forth herein: (i) In the event that a Stockholder exercises such Purchase Right, such Stockholder shall be obligated to exercise such right if the public offering price is not greater than the highest price in the anticipated range specified in the applicable notice, and (ii) in the event that a Stockholder exercises such Purchase Right and the public offering price is greater than the highest price in the anticipated range specified in the applicable notice, such Stockholder shall have the right but not the obligation, to exercise such right at such public offering price. After the expiration of such thirty (30) day period, the Company shall have the right to offer, issue, sell and otherwise dispose of any or all of the Equity Securities referred to in the applicable Issuance Notice as to which no Purchase Right has been exercised but only upon the terms and conditions, and for a purchase price not lower than the purchase price set forth in the Issuance Notice; provided, however, that in the case of an initial public offering, such right of the Company shall be the right to offer, issue, sell and otherwise dispose of such Equity Securities at any price. In the event of an initial public offering of Equity Securities at a price more than 20% below such lowest price, AT&T PCS shall have the right, exercisable at the time of pricing of such initial public offering, to exercise such Purchase Right. If the Company does not offer, issue, sell or otherwise dispose of the Equity Securities referred to in the applicable Issuance Notice on the terms and conditions set forth in such Issuance Notice within one hundred twenty (120) days after the expiration of such thirty (30) day period, then any subsequent proposal by the Company to offer, issue, sell or otherwise dispose of such Equity Securities shall be subject to this Section 7.2.

     7.3  Access. The Company shall permit, and shall cause each of its
          ------
Subsidiaries to permit, upon reasonable notice, during normal business hours, each Qualified Holder and its directors, officers, employees, attorneys, accountants, representatives, consultants and other agents, at the sole expense of such Qualified Holder, to (a) visit and inspect any of the properties and facilities of the Company and its Subsidiaries, (b) examine and make copies of and extracts from the corporate and financial records of the Company and its Subsidiaries, (c) discuss the affairs, finances and accounts of the Company or any such Subsidiary with any of its officers, directors and key employees and its independent accountants, and (d) otherwise investigate the properties, businesses and operations of the Company and its Subsidiaries, in each case as such Qualified Holder reasonably deems necessary; provided, however, that each
                                                  --------  -------
Qualified Holder may exercise its rights pursuant to this Section 7.3 no more than three times in any 12 month period. The Company shall, and shall cause each of its Subsidiaries and the officers, directors and employees of the Company and its Subsidiaries to, cooperate fully in connection with such inspection, examinations and discussions. The presentation of a copy of this Agreement by any Qualified Holder to the independent accountants of the Company or any of its Subsidiaries shall constitute permission by the Company or such Subsidiary to its independent accountants to participate in discussions with such Qualified Holder.

     7.4  Merger, Sale or Liquidation of the Company.
          ------------------------------------------

          (a) Except for transactions permitted pursuant to Section 7.11 and to the extent permitted in this Section 7.4, the Company shall not, and shall not permit any of its Subsidiaries to, except with the prior written consent of AT&T PCS or in accordance with Sections 7.4(b) and 7.4(c), effect (i) any merger, combination or consolidation of the Company or such Subsidiary with or into any other entity (regardless of whether the Company or such Subsidiary is the surviving entity in any such transaction) (any such merger, combination or consolidation is referred to as a "Company Merger"), (ii) any sale or disposition of a substantial portion of its assets (a "Company Asset Sale"), or
(iii) the liquidation, dissolution or winding up of the Company or such Subsidiary.

          (b) The Company and its Subsidiaries may effect a Company Merger, without the prior written consent of AT&T PCS, (i) in which the only constituent corporations are two or more of the Company's wholly owned Subsidiaries, (ii) in which the only constituent corporations are the Company and one or more of its wholly owned Subsidiaries and the Company is the surviving corporation, or (iii) between a Subsidiary of the Company and another entity for the purpose of acquiring such other entity; provided, that (x) such transaction does not affect
                             --------
the capital structure of the Company, except to the extent the Company issues common stock to the stockholders of the other entity pursuant to the terms of such Company Merger, (y) the surviving corporation is a direct or indirect wholly owned Subsidiary of the Company, and (z) the consummation of such transaction does not violate Section 8.1(a).

          (c) The Company and its Subsidiaries may effect any of the transactions described in clauses (i) or (ii) of Section 7.4(a) (a "Sale Transaction"), without the prior written consent of AT&T PCS, if (a) such transaction has no material effect on AT&T PCS' equity interest in the Company (and the seniority thereof) or its rights under this Agreement, (b) the Company's direct or indirect interest in its assets is unaffected by such transaction in any material respect, and (c) such transaction is otherwise equivalent in all material respects to AT&T PCS to the sale by each of the other Stockholders of its equity interests in the Company for cash or marketable securities; provided, that any such Sale Transaction shall nevertheless be
            --------
subject to a right of first offer in accordance with the provisions of Section
7. 4(d).

          (d) Prior to entering into a Sale Transaction, the Company shall give written notice (the "Sale Notice") to AT&T PCS. Each Sale Notice shall describe in reasonable detail all material terms of the proposed Sale Transaction. The Sale Notice shall constitute an irrevocable offer (a "Sale Offer") to enter into the Sale Transaction with AT&T PCS on the terms set forth in the Sale Notice. AT&T PCS shall have the irrevocable right and option, but not the obligation, to accept the Sale Offer in whole but not in part by giving written notice of its acceptance of such offer within thirty (30) days of the date the Sale Notice is given. The Sale Transaction shall be closed at the principal executive offices of the Company within thirty (30) days after the acceptance by AT&T PCS of the Sale Offer; provided, however, that, if the Sale Transaction is subject to the
            --------  -------
consent of the FCC or any public service or public utilities commission, the Sale Transaction shall be closed on the fifth business day after all such consents shall have been obtained by Final Order. If AT&T PCS declines (which shall include the failure to give timely notice of acceptance) to accept the Sale Offer, the Company shall have the right

(for a period of ninety (90) days following the expiration of the thirty (30) day acceptance period referred to above) to close a Sale Transaction on the terms described in the Sale Offer (except that the price must be at least 95% of the price set forth in the Sale Offer); provided however that, if the consent of
                                        -------- -------
the FCC or any public service or public utilities commission is required, the Sale Transaction may be closed not later than the fifth business day after all such consents shall have been obtained by Final Order. If, after giving a Sale Offer, the Company does not close a Sale Transaction in accordance with the terms of the immediately preceding sentence, the Company shall not effect any Sale Transaction without giving another Sale Notice in accordance with this
Section 7.4(d).

     7.5  Wholly-Owned Subsidiaries. All of the Company's Subsidiaries shall be
          -------------------------
direct or indirect wholly owned Subsidiaries of the Company, and the Company shall not, and shall not permit any Subsidiary to, sell or issue, transfer, encumber or otherwise dispose of any shares of capital stock of any of the Company's Subsidiaries to any Person other than the Company and its direct or indirect wholly owned Subsidiaries, except for a pledge of any such shares in connection with the incurrence of indebtedness.

     7.6  Amendments of the Restated Certificate and By-Laws. Prior to the IPO
          --------------------------------------------------
Date, the Company shall not, without the prior written consent of AT&T PCS, authorize or adopt any amendment, modification or repeal of any provision of the Restated Certificate or the Restated By-Laws, unless such amendment is consistent with the terms of this Agreement.

     7.7  Confidentiality.
          ---------------

          (a) Each party shall, and shall cause each of its Affiliates, and its and their respective stockholders, members, managers, directors, officers, employees and agents (collectively "Representatives") to, keep secret and retain in strictest confidence any and all information relating to the Company or any other party that is designated in writing by the party providing such information or the Company as confidential ("Confidential Information") and shall not disclose such information, and shall cause its Representatives not to disclose such information, to anyone except such Affiliates, Representatives or any other Person that agrees in writing to keep in confidence all such information in accordance with the terms of this Section 7.7. Each party agrees to use such information received from another party or the Company only in connection with its ownership interest in the Company but not for any other purpose. All such information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

          (b) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this
Section 7.7, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section
7.7 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 7.7 shall be construed to limit the right of any party to collect money damages in the event of breach of this Section 7.7.

          (c) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so; provided, however, that any such disclosure shall be as limited in scope
       --------  -------
as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

     7.8  IPO Date. In the event that the IPO Date shall not have occurred on or
          --------
prior to the fifth (5th) anniversary of the date hereof, the Company shall, at the request of any Qualified Holder, as promptly as is reasonably practicable after the date of such request, undertake a registration of Common Stock pursuant to an effective Registration Statement that results in the occurrence of the IPO Date; provided, however, that if the Board of Directors determines
                 --------  -------
that such registration would interfere with any pending or contemplated material acquisition, disposition, financing or other material transaction, the Company may defer such registration (including by withdrawing any Registration Statement filed in connection with such registration); provided that the aggregate of all
                                             --------
such deferrals shall not exceed one hundred twenty (120) days in any 360-day period. Any such registration shall be pursuant to an underwritten offering. Each Stockholder agrees to cooperate in such registration, including, without limitation, entering into customary holdback agreements.

     7.9  AT&T PCS Retained Licenses. In the event that AT&T PCS desires to
          --------------------------
Transfer all or any of the AT&T PCS Retained Licenses in the Territory at any time prior to the eighth anniversary of the date hereof, AT&T PCS shall give written notice thereof to the Company at least thirty (30) days prior to entering into a binding agreement to sell such AT&T PCS Retained Licenses in the Territory such notice to specify among other things, the AT&T PCS Retained Licenses in the Territory that it desires to sell. For a period of thirty (30) days after the date such notice is given, the Company shall have the right to negotiate with AT&T PCS with respect to the purchase of all, but not less than all, of such AT&T Retained Licenses in the Territory; it being understood and agreed that such right shall not be deemed to be a right of first offer or right of first refusal for the benefit of the Company and AT&T PCS shall have the right to reject any offer made by the Company during such thirty (30) day period. In the event no binding agreement to sell all or any of such AT&T PCS Retained Licenses in the Territory is entered into prior to the expiration of the one hundred and eighty (180) day period following the expiration of such
(30) day period, such Licenses shall become subject once again to the provision and restrictions hereof.

     7.10 Regulatory Cooperation. Each of the Stockholders severally agrees to
          ----------------------
comply with the last sentence of Section 6.7 of the Securities Purchase
Agreement.

     7.11 Permitted Transactions. Notwithstanding the terms of Section 7.4(a)
          ----------------------
and 8.4(a):

          (a) after completion of the Minimum Build-Out Plan and certification that Company Systems meet the TDMA Quality Standards, the Company and its Subsidiaries may effect a merger, combination of consolidation with or into a Permitted Merger Participant or acquire all or substantially all of the assets of a Permitted Merger Participant or sell all or substantially all of the assets of the Company and its Subsidiaries to a Permitted Merger Participant (any such transaction being referred to as a "Permitted Consolidation Transaction"), so long as such transaction is approved by the Board of Directors and the holders of the Company's capital stock to the extent such approval is required pursuant to the Restated Certificate or applicable law;

          (b) the Company may acquire FCC Licenses (each such License a "Permitted Cellular License") authorizing the holder to provide in a specified geographic area using specified frequencies in respect of which the Board of Directors has determined that the acquisition of such License (and any other assets being acquired together therewith) is a demonstrably superior alternative to constructing a PCS System in the applicable area within the PCS Territory, provided that, (i) a majority of the POPs included in the geographic area
--------
covered by such License are within the PCS Territory, (ii) none of AT&T PCS, any Affiliate thereof or any AT&T Licensee owns an interest in an FCC License to provide Commercial Mobile Radio Service in such geographic area, and (iii) the ownership of such License will not conflict with, or cause AT&T PCS, any Affiliate thereof or any AT&T Licensee to be in violation or breach of any agreement, instrument, Law or License applicable to or binding upon such Person or its assets. Notwithstanding the foregoing, the Company shall not acquire any Permitted Cellular License if the acquisition of such License would adversely affect the Company's ability to satisfy its obligations under the first sentence of Section 8.1(b); and

          (c) The Company may acquire licenses issued by the FCC to provide wireless services (other than FCC Licenses) (each such license a "Permitted Non-CMRS License") authorizing the holder to provide in a specified geographic area using specified frequencies in respect of which the Board of Directors has determined that the acquisition of such Permitted Non-CMRS License (and any other assets being acquired together therewith) is necessary or desirable to constructing a PCS System in the applicable area within the PCS Territory, provided that, (i) the POPs included in the geographic area covered by such
--------
License are within the PCS Territory, (ii) none of AT&T PCS or any Affiliate thereof owns an interest in a similar Permitted Non-CMRS License in such geographic area, (iii) the ownership of such License will not conflict with, or cause AT&T PCS or any Affiliate thereof to be in violation or breach of any agreement, instrument, Law or License applicable to or binding upon such Person or its assets, and (iv) the service to be provided by the Company using such Permitted Non-CMRS License complies with the definition of Business. Notwithstanding the foregoing, the Company shall not acquire any Permitted Non-CMRS License if the acquisition of such License would adversely affect the Company's ability to satisfy its obligations under the first sentence of Section 8.1(b).

     7.12 Springfield/Joplin. In the event that AT&T PCS shall propose to sell,
          ------------------
transfer or otherwise dispose of its interest in the Springfield/Joplin System to any Person other than the Company, AT&T PCS agrees to negotiate in good faith with the Company to sell the License for the Springfield/Joplin BTA to the Company; it being understood that AT&T PCS shall have no obligation to sell such License to the Company unless the terms thereof are satisfactory to AT&T PCS in its sole discretion. In the event the Company does not acquire an FCC PCS License covering the Springfield/Joplin BTA, the Minimum Build-Out Plan for the St. Louis MTA shall be deemed to be amended to be the minimum build-out requirements under applicable FCC rules in lieu of the build-out requirements set forth in the Minimum Build-Out Plan.

     7.13 Covenant of Holders of Class C Common Stock. (a) Each holder of
          -------------------------------------------
Class C Common Stock hereby covenants and agrees that, for so long as it is a holder of any Class C Common Stock and for so long as required by FCC rules, it will maintain its status as an "Institutional Investor", as such term is used in 47 CFR Section 24.720(h), and that it will give written notice to the Company within five (5) days after such Stockholder becomes aware that it no longer maintains such status for any reason (the "Transfer Event"). Upon the
                                           --------------
occurrence of a Transfer Event with respect to any Stockholder under circumstances such that (i) the failure of the Stockholder to maintain its status as an Institutional Investor would compromise any of the material benefits the Company derives as a "Very Small Business", as defined in 47 CFR
(S) 24.720(b)(2) or from the Company's eligibility to bid on frequency block "C" or "F" licenses, as specified in 47 CFR Section 24.709 or be eligible to receive any of the rights specified in 47CFR Sections 27.711, 24.712, 24.716 and 24.717 (collectively, the "Material Benefits") and (ii) the Stockholder is unable to
                    -----------------
obtain a waiver from the FCC regarding, or to cure, such Transfer Event or loss of Material Benefits, the other holders of Class C Common Stock at the time shall have the right to purchase any or all of such Stockholder's Class C Common Stock pursuant to the terms hereof, or, if not so purchased by the other holders of Series C Common Stock, by one or more Persons designated by the Company.

          (b) Within fifteen (15) days of becoming aware that a Transfer Event has occurred with respect to a Stockholder, the Company shall give the other holders of Class C Common Stock notice of their right to purchase the Stockholder's Class C Common Stock for the purchase price paid by such holder of Class C Common Stock.

          (c) Notwithstanding the foregoing, any Stockholder which suffers a Transfer Event may, if to do so would avoid the loss of Material Benefits, elect to convert all or part of its Class C Common Stock to another class of Common Stock which the Company has authorized, or to waive in writing such rights pertaining to its ownership of such stock as may be necessary to avoid the loss of Material Benefits, which election shall be made no later than five (5) days before the FCC Determination Date.

     8.   Operating Arrangements.
          ----------------------

     8.1  Construction of Company Systems.
          -------------------------------

          (a) The Company hereby agrees to construct, or cause its Subsidiaries to construct, Company Systems covering the Territory on a schedule no less rapid than is set forth in the Minimum Build-Out Plan. Company Systems shall be technologically compatible in all material respects with systems being used in a Majority of the Central and Southwest Region (including without limitation for the purpose of facilitating roaming and hand-off between systems), and will to the extent technologically feasible implement the same User Interface as such systems, with the intention that the User Interface in Company Systems will not differ from the User Interface in a Majority of the Central and Southwest Region in a manner that would be material to customers.

          (b) The Company and AT&T PCS hereby agree that the Company shall assume and be obligated to satisfy the construction requirements set forth in 47 CFR 24.203 with respect to the AT&T PCS Retained Licenses in the Territory and the AT&T PCS Licenses. The Company and AT&T PCS agree from time to time at the request of the Company or AT&T PCS, as applicable, to provide the other with information concerning the status of construction of its PCS Systems to enable such party to determine the level of compliance with such construction requirements with respect to the AT&T PCS Retained Licenses and AT&T PCS Licenses, as applicable.

          (c) The Company will arrange for all necessary microwave relocation in connection with the AT&T PCS Licenses and pay, assume or (if applicable) reimburse AT&T PCS or its Affiliates for any obligation to pay, any reasonable costs incurred by it or AT&T PCS in connection with any such microwave relocation, provided, that nothing contained herein shall require the Company to
            --------
pay any costs incurred in connection with microwave relocation in connection with the AT&T PCS Retained Licenses.

     8.2  Service Features. Company Systems will offer the Core Service
          ----------------
Features. Company Systems will also offer, at the written request of AT&T PCS, additional service features that AT&T PCS has notified the Company it will provide in a Majority of the Central and Southwest Region, unless the Board of Directors reasonably determines that the provision of such additional features would be financially detrimental to the Company. Unless the Board of Directors makes such a determination, any such additional features shall be adopted within one hundred twenty (120) days after the request by AT&T PCS. The Critical Network Elements are set forth on Schedule XI.

     8.3  Quality Standards. The Company shall use commercially reasonable
          -----------------
efforts to cause the Company Systems to comply with the TDMA Quality Standards. Without limiting the foregoing, with respect to each material portion of a Company System (such as a city) that the Company places in commercial service, on or prior to the first anniversary of the date such material portion is placed in commercial service, the Company shall cause each such material portion to achieve a level of compliance with the TDMA Quality Standards equal to at least the average level of compliance achieved by comparable PCS and Cellular Systems owned and operated by AT&T PCS taking into account, among other things, the relative stage of development thereof. In the event that the Company fails to achieve such level of compliance, the Company shall not be deemed to be in material breach of this provision if such non-compliance is cured within thirty
(30) days of notice thereof from AT&T PCS to the Company, or, if such breach is not capable of being cured within such thirty (30) day period using commercially reasonable efforts, within one hundred eighty (180) days of such notice, provided the Company is using commercially reasonable efforts to cure
        --------
such material breach as soon as reasonably practicable.

     8.4  No Change of Business.
          ---------------------

          (a) Subject to Section 7.11, the Company will not, and will not permit any of its Subsidiaries to, without obtaining the prior written consent of AT&T PCS, do any of the following: (i) conduct, directly or indirectly, any business other than the Business, (ii) make any material change to the Minimum Build-Out Plan in the Territory, or (iii) effect any transaction, agreement or arrangement which has or could reasonably be expected to have the effect of materially impairing or materially limiting the ability of (x) subscribers to Cellular Systems and PCS Systems in which AT&T PCS or its Affiliates have an ownership interest to utilize the Company Systems for roaming, or (y) AT&T PCS or its Affiliates to resell wireless service on the Company Systems; it being understood that clause (i) shall not be deemed to restrict the business of the Company in any Overlap Territory.

          (b) During the period commencing on the date hereof through and including the first anniversary of the date hereof, without obtaining the prior written consent of each SBIC Holder, the Company will not, and will not permit any of its Subsidiaries, to conduct, directly or indirectly, any business other than the Business.

          (c) If at any time during the term of this Agreement AT&T PCS and its Affiliates determine to discontinue use of TDMA in a Majority of the United
States: (i) the Company will have the right to cease to use TDMA and may adopt the new technology adopted by AT&T PCS and its Affiliates in a Majority of the United States or implement any other alternative technology in Company Systems, and, if it exercises such right, the definition of Company Systems shall be automatically deemed to be modified by substituting a reference to such new or alternative technology in lieu of the reference in such definition to TDMA, and
(ii) the obligations of AT&T PCS and its Affiliates pursuant to Section 8.6 shall terminate and be of no further force or effect, unless within sixty (60) days of notice by AT&T PCS to the Company specifying that AT&T PCS and its Affiliates have determined to discontinue use of TDMA in a Majority of the United States, the Company agrees to implement in Company Systems on a reasonable schedule the new technology adopted by AT&T PCS and its Affiliates in a Majority of the United States. In the event AT&T PCS desires to test any technology that is an alternative to TDMA in any PCS System or Cellular System contiguous to the Territory, AT&T PCS hereby agrees to notify the Company at least thirty (30) days before conducting such test and will conduct such tests in a manner that does not have a material adverse effect on the Company.

     8.5  Preferred Provider.
          ------------------

          (a) The Company and its Subsidiaries shall not market, offer, provide or resell interexchange services, except (i) interchange services that constitute Company Communication Services and (ii) interexchange services procured from AT&T Corp. or an Affiliate thereof designated by AT&T Corp. Such interexchange services shall be provided by AT&T Corp. or such Affiliate at the same rates as the rates charged by AT&T Corp. or such Affiliate to other similarly situated carriers. It is anticipated that such services will be provided by AT&T Corp. or such Affiliate pursuant to an agreement incorporating such rates.

          (b) With respect to services other than interexchange services, when the Company or a Subsidiary does not itself develop, or is not permitted to develop, one or more telecommunications services that are offered or provided in connection with the conduct of its Business (including, by way of example, local telephone services or voicemail), but instead procures such services, the Company shall request in writing that AT&T PCS provide such services (directly or through an Affiliate designated by it) and, provided, that AT&T PCS (or a designated Affiliate) offers to provide such telecommunication services to the Company on reasonably competitive terms, the Company or such Subsidiary shall procure such services from AT&T PCS (or such Affiliate thereof).

     8.6  Exclusivity.
          -----------

          (a) None of the Stockholders or their respective Affiliates will provide or resell, or act as the agent for any Person offering, within the Territory, Company Communications Services except that, AT&T PCS and its Affiliates may (i) resell, or act as the Company's agent for, Company Communications Services provided by the Company in accordance with the Resale Agreement (or any other agreement between AT&T PCS and its Affiliates, on the one hand, and the Company, on the other hand), including bundling any such Company Communications Services with other telecommunications services marketed, offered and provided or resold by such Person, (ii) provide or resell wireless telecommunications services to or from specific locations (such as buildings or office complexes), even if the subscriber equipment used in connection with such service may be capable of routine movement within a limited area (such as a building or office complex), and even if such subscriber equipment may be capable of obtaining other telecommunications services beyond such limited area (which other services may include routine movement beyond such limited area) and hand-off between the service to such specific locations and such other telecommunications services; provided, however, that if AT&T PCS or any of its Affiliates sells such mobile wireless subscriber equipment such equipment shall be capable of providing (but not necessarily on an exclusive basis) Company Communications Services and (iii) resell Company Communications Services provided by a Person other than the Company in any geographical area within the Territory in which the Company has not placed a Company System into commercial service (it being understood that in the event that AT&T PCS or any of its Affiliates that is reselling Company Communication Services of a Person other than the Company in a geographic area within the Territory at the time the Company places a portion of a Company System including such geographic area into commercial service, AT&T PCS or its Affiliates, as applicable, shall terminate such resale arrangement with respect to such geographic areas within thirty (30) days of the date such portion of a Company System is placed in commercial service). AT&T PCS agrees to provide the Company with not less than sixty (60) days' prior notice of any resale activities described in clause (iii) hereof, such notice to include a reasonable description of such resale activities and to use tri-mode phones, to the extent commercially reasonable in connection with such resale activities. To the extent the "other telecommunications services" referred to in clause (ii) of the first sentence of this Section 8.6(a) constitute Company Communications Services, neither AT&T PCS nor any of its Affiliates or any AT&T Licensee may provide or resell, or act as agent for any Person offering, such "other telecommunications services" except Company Communications Services provided by the Company in accordance with the terms of clause (i) of the first sentence of this Section 8.6(a). Nothing herein shall be construed to limit in any respect any advertising and promotional and similar activities by AT&T PCS or its Affiliates or any Cash Equity Investor or any of its Affiliates.

          (b) With respect to the markets listed on Schedules 1 and 2 to the Roaming Agreement, each of AT&T PCS and the Company shall, and shall cause each of its Affiliates to, in its and such Affiliates' capacity as Home Carrier: (i) program and direct its authorized dealers to program the subscriber equipment provided by it or such authorized dealers to its customers, at the time it is provided to such customers, (to the extent such programming is technologically feasible) so that the Company or AT&T PCS, as the case may be, and such Affiliates, in its and such Affiliates' capacity as Serving Carrier, is the preferred provider of Service in the markets listed on such Schedules 1 and 2, and (ii) refrain, and direct its authorized dealers to refrain, from inducing any of its customers to change or, except at such customer's request in the event the quality of the Company's services do not meet industry standards, changing the programming described in clause (i) above. For the purpose of this
Section 8.6(b), the terms "Affiliate," "Home Carrier" and "Serving Carrier" shall have the meanings ascribed thereto in the Roaming Agreement.

     8.7  Other Business; Duties; Etc. Except to the extent expressly set
          ----------------------------
forth in Section 8.6, AT&T PCS, TWR Cellular and each Cash Equity Investor and any Person affiliated with AT&T PCS, TWR Cellular or a Cash Equity Investor may engage in or possess an interest in other business ventures, and may engage in any other activities, of every kind and description (whether or not competitive with the business of the Company or otherwise affecting the Company), independently or with others and shall owe no duty or liability to the Company, the other Stockholders or their Affiliates in connection therewith. None of the Company or the other Stockholders shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement or any of the Related Agreements. Without limiting the generality of the foregoing, in the event that AT&T PCS, TWR Cellular or a Cash Equity Investor or a Person affiliated with AT&T PCS, TWR Cellular or a Cash Equity Investor develops inventions which are patentable or are otherwise trade secrets relevant to the Business, AT&T PCS, TWR Cellular or such Cash Equity Investor or affiliated Person shall nevertheless retain ownership of such invention and may license it to the Company if the Company so desires and if mutually satisfactory terms are agreed to. The Company shall also have the right to develop any inventions related to the Business deemed desirable by it and to retain title to such inventions. To the extent that, at law or in equity, AT&T PCS, TWR Cellular or a Cash Equity Investor or any Person affiliated with AT&T PCS, TWR Cellular or a Cash Equity Investor would have duties (including fiduciary duties) and liabilities to the Company, or to the Stockholders, different from or in addition to those provided in this Section 8.7 and Section 8.6 with respect to the subject matter of such Sections, all rights of the Company and the Stockholders arising out of such duties and liabilities are hereby waived and no such Person shall be liable to the Company or to any Stockholder for its good faith reliance on the provisions of this Section 8.7.

     8.8  Acknowledgments and Termination of Exclusivity.
          ----------------------------------------------

          (a) The Stockholders hereby expressly acknowledge that none of the Stockholders would have been willing to enter into this Agreement or make contributions to the capital of the Company, except for each other Stockholder's and its Affiliates willingness to enter into this Agreement (including without limitation the provisions set forth in this Section 8) and the Related Agreements.

          (b) Without limiting the foregoing, and without limiting the remedies that may be available to it at law or in equity, in the event of a Substantial Company Breach, the obligations of AT&T PCS and its Affiliates (including TWR Cellular) under Section 8.6 shall automatically terminate and be of no further force or effect.

          (c) Upon consummation of a Disqualifying Transaction, AT&T PCS may, by notice to the Company, terminate its and its Affiliates' (including TWR Cellular's) obligations under Section 8.6 with respect to any Overlap Territory, provided that the obligations of AT&T PCS (including TWR Cellular) and its
--------
Affiliates pursuant to Section 8.6(b)(ii) shall continue in effect with respect to the then existing customers of the PCS Systems and Cellular Systems owned and operated by AT&T PCS and its Affiliates (including TWR Cellular) (and their respective successors pursuant to the applicable Disqualifying Transaction) before giving effect to such Disqualifying Transaction, so long as such customers remain customers of such systems and such systems continue to be owned or operated by AT&T PCS or its Affiliates (including TWR Cellular). Notwithstanding the foregoing, in the event that the Company exercises its right pursuant to Section 6.1 to convert all of the shares of Company Stock owned by AT&T PCS (including TWR Cellular) into Series B Preferred Stock, the reference in this Section 8.8(c) to the "Overlap Territory" shall be deemed to refer to the Territory.

     8.9  Equipment, Discounts and Roaming. AT&T PCS acknowledges and agrees
          --------------------------------
that, subject to the terms of Sections 8.1 and 8.5, the Company shall have the sole discretion to select (a) the equipment vendor(s) for the infrastructure to be constructed by the Company and (b) billing and other vendors providing goods and services to the Company. If reasonably requested by the Company, AT&T PCS agrees to use all commercially reasonable efforts to assist representatives of the Company in obtaining discounts from any AT&T PCS vendor with whom the Company is negotiating for the purchase of any such subscriber or infrastructure equipment or billing services. In addition, AT&T PCS agrees to use all commercially reasonable efforts to enable the Company to become a party to the roaming agreements between AT&T PCS and its Affiliates and operators of other Cellular Systems and PCS Systems or, subject to the Company agreeing to the obligations thereunder, entitled to the rights and benefits of AT&T PCS under such roaming agreements. The two immediately preceding sentences shall not be construed to require AT&T PCS or its Affiliates to take any action that AT&T PCS or such Affiliate determines in its sole discretion to be adverse to its interests. AT&T PCS may develop a roaming clearinghouse for AT&T Licensees, including the Company, pursuant to which the Company's subscribers that are roaming on PCS or Cellular Systems with which AT&T PCS or any of its Affiliates have entered into a roaming agreement will be identified on such PCS or Cellular System as an AT&T PCS subscriber, and settlement of roaming accounts for such Company subscribers would be effected first between AT&T PCS and such PCS or Cellular System and then settled between AT&T PCS and the Company. In the event AT&T PCS provides such roaming clearinghouse to the Company, the per-subscriber handling charge to the Company shall be commercially reasonable.

     8.10 ANS Agreement. At the request of the Company, AT&T PCS shall cause
          -------------
AWS to enter into an Advanced Network Services Agreement with the Company, substantially in the form of Exhibit C.

     8.11 Resale Agreements.
          -----------------

          (a) From time to time, upon the request of AT&T PCS, the Company shall enter into a Resale Agreement relating to the Territory, substantially in the form of Exhibit C to the Securities Purchase Agreement, with AT&T PCS and any of its Affiliates and, with respect to any geographic area within the Territory, one other Person designated by AT&T PCS, provided such other Person
                                                    --------
is licensed to provide telecommunications services in such geographic area under the service marks used by AT&T Corp. and such other Person qualifies as a reseller under any generally applicable standards the Company establishes for its resellers from time to time and upon the request of AT&T PCS, the Company shall enter into an agency agreement authorizing AT&T PCS and any of its Affiliates and, with respect to any geographic area within the Territory, one other Person designated by AT&T PCS, provided such other Person is licensed to
                                     --------
provide telecommunications services in such geographic area under the service marks used by AT&T Corp. and such other Person qualifies as an agent under any generally applicable standards the Company establishes for its agents from time to time. Any such agency agreements shall provide that the Company shall pay the agent a commission at the rate then generally offered to the Company's agents and shall otherwise be on commercially reasonable terms. At no time shall there be more than one Person (other than AT&T PCS and its Affiliates) designated by AT&T PCS as a reseller or an agent with respect to any geographic area within the Territory.

          (b) It is the intention of the parties that, in light of AT&T's PCS's equity interest in the Company and the other arrangements between AT&T PCS and its Affiliates and the Company (including the roaming revenues anticipated to be earned by the Company from subscribers of AT&T PCS and its Affiliates), the rates, terms and conditions of Service (as defined in the Resale Agreement) provided by the Company pursuant to the Resale Agreement or any other agreement between AT&T PCS or such other reseller and the Company shall be at least as favorable to AT&T PCS or such other reseller, taken as a whole, as the rates, terms and conditions of Service, taken as a whole, provided by the Company to any other Customer (as defined in the Resale Agreement) and, to the extent permitted by applicable law, such rates, terms and conditions shall be superior to those provided to any other Customer. Without limiting the foregoing, the rate plans offered by the Company pursuant to any Resale Agreement shall be designed to result in the average actual rate per minute paid by the Reseller for Service being at least 25% below the weighted average actual rate per minute billed by the Company to its subscribers for access and air time, but excluding revenues for features, taxes, toll or other non-rate items. The Company and Reseller shall negotiate commercially reasonable reductions to such resale rate based upon increased volume commitments (including roaming charges incurred by subscribers of AT&T PCS and its Affiliates).

     8.12 Non-Solicitation.
          ----------------

          (a) AT&T PCS hereby covenants and agrees that from and after the date hereof until six months after the date on which it shall cease to own any Equity Securities that neither AT&T PCS nor its Affiliates (including TWR Cellular) shall solicit for employment any employee of the Company; provided however that,
                                                          -------- -------
nothing contained in this Section 8.12(a) shall prevent AT&T PCS or its Affiliates (including TWR Cellular) from engaging in a general solicitation for employment that is not directed at employees of the Company.

          (b) The Company hereby covenants and agrees that from and after the date hereof until six months after the date on which AT&T PCS or its Affiliates (including TWR Cellular) shall cease to own any Equity Securities that neither the Company nor its Affiliates (including TWR Cellular) shall solicit for employment any employee of the AT&T PCS or its Affiliates; provided, however that nothing contained in this Section 8.12(b) shall prevent the Company or its Affiliates (including TWR Cellular) from engaging in a general solicitation for employment that is not directed at employees of AT&T PCS and its Affiliates.

     8.13 Co-Location. Except in any portion of the Territory as to which the
          -----------
provisions of Section 8.6 shall have been terminated: (a) the Company agrees to permit on commercially reasonable terms AT&T PCS and its Affiliates (including TWR Cellular) to install, operate and maintain cell site equipment owned or used by AT&T PCS and its Affiliates (including TWR Cellular) in their respective businesses on the towers, buildings and other locations at which the Company's cell site equipment is installed, operated and maintained, and (b) AT&T PCS and its Affiliates (including TWR Cellular) agree to permit on commercially reasonable terms the Company to install, operate and maintain cell site equipment owned or used by the Company in its business on the towers, buildings and other locations at which AT&T PCS and its Affiliates (including TWR Cellular) cell site equipment is installed, operated and maintained.

     9.   After-Acquired Shares; Recapitalization.
          ---------------------------------------

     9.1  After Acquired Shares; Recapitalization.
          ---------------------------------------

          (a) All of the provisions of this Agreement shall apply to all of the shares of Equity Securities now owned or hereafter issued or transferred to a Stockholder or to his, her or its Affiliated Successors in consequence of any additional issuance, purchase, exchange or reclassification of shares of Equity Securities, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by a Stockholder or its Affiliated Successors in any other manner.

          (b) Whenever the number of outstanding shares of Equity Securities is changed by reason of a stock dividend or a subdivision or combination of shares effected by a reclassification of shares, each specified number of shares referred to in this Agreement shall be adjusted accordingly.

     9.2  Amendment of Restated Certificate. Whenever the number of shares of
          ---------------------------------
authorized Common Stock is not sufficient in order to issue shares of Common Stock upon conversion of Preferred Stock in accordance with the Restated Certificate, (i) the Company shall promptly amend the Restated Certificate in order to authorize a sufficient number of shares of Common Stock, and (ii) each Stockholder agrees to vote its shares of Preferred Stock and Common Stock in favor of such amendment.

     10.  Share Certificates.
          ------------------

     10.1 Restrictive Endorsements; Replacement Certificates. Each certificate
          --------------------------------------------------
representing the shares of Equity Securities now or hereafter held by a Stockholder (including any such certificate delivered upon conversion of the Preferred Stock) or delivered in substitution or exchange for any of the foregoing certificates shall be stamped with legends in substantially the following form:

          (a) "The shares represented by this Certificate are subject to a Stockholders' Agreement dated as of July 17, 1998, a copy of which is on file at the offices of the Company and will be furnished by the Company to the holder hereof upon written request. Such Stockholders' Agreement provides, among other things, for the granting of certain restrictions on the sale, transfer, pledge, hypothecation or other disposition of the shares represented by this Certificate, and that under certain circumstances, the holder hereof may be required to sell the shares represented by this Certificate. By acceptance of this Certificate, each holder hereof agrees to be bound by the provisions of such Stockholders' Agreement. The Company reserves the rights to refuse to transfer the shares represented by this Certificate unless and until the conditions to transfer set forth in such Stockholders' Agreement have been fulfilled"; and

          (b) "The securities represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities or `Blue Sky' laws. Said securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, unless and until registered under the Act and the rules and regulations thereunder and all applicable state securities or `Blue Sky' laws or exempted therefrom under the Act and all applicable state securities or `Blue Sky' laws."

     Each Stockholder agrees that he, she or it will deliver all certificates for shares of Equity Securities owned by him, her or it to the Company for the purpose of affixing such legends thereto.

          (c) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing shares of Equity Securities subject to this Agreement and of a bond or other indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

     11.  Equitable Relief. The parties hereto agree and declare that legal
          ----------------
remedies may be inadequate to enforce the provisions of this Agreement and that, in addition to being entitled to exercise all of the rights provided herein or in the Restated Certificate or granted by law, including recovery of damages, equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

     12.  Miscellaneous.
          -------------

     12.1 Notices. All notices or other communications hereunder shall be in
          -------
writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof:

          If to AT&T PCS or TWR Cellular:

          c/o AT&T Wireless Services, Inc.
          5000 Carillon Point
          Kirkland, Washington 98033
          Attention:  William W. Hague
          Telephone: (425) 828-8461
          Facsimile: (425) 828-8451

          With a copy to:

          AT&T Corp.
          295 North Maple Avenue
          Basking Ridge, NJ 07920
          Attention:  Corporate Secretary
          Telephone:
          Facsimile:  (908) 953-4657
               and

               Friedman Kaplan & Seiler LLP
               875 Third Avenue, 8th Floor
               New York, New York 10022
               Attention:  Daniel M. Taitz
               Telephone:  (212) 833-1109
               Facsimile:  (212) 355-6401

               and

               Rubin Baum Levin Constant & Friedman
               30 Rockefeller Plaza
               New York, New York 10112
               Attention:  Gregg S. Lerner, Esq.
               Telephone:  (212) 698-7705
               Facsimile:  (212) 698-7825

          If to a Cash Equity Investor, to its address set forth on Schedule I.

          With a copy to:

               Mayer, Brown & Platt
               1675 Broadway
               New York, New York 10019
               Attention: Mark S. Wojciechowski, Esq.
               Telephone: (212) 506-2525
               Facsimile: (212) 262-1910

          If to a Management Stockholder or to the Company, to the address set forth in the Securities Purchase Agreement.

          With a copy to each other party sent to the addresses set forth in this Section 12.1.

     12.2 Entire Agreement; Amendment; Consents.
          -------------------------------------

               (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

               (b) No change or modification of this Agreement shall be valid, binding or enforceable unless the same shall be in writing and signed by the Company and the Beneficial Owners of a majority of the shares of Class A Voting Common Stock, including

AT&T PCS, 66 2/3% of the Class A Voting Common Stock Beneficially Owned by the Cash Equity Investors, and 66-2/3% of the Class A Voting Common Stock Beneficially Owned by the Management Stockholders; provided, however, that in
                                                   --------  -------
the event any party hereto shall cease to own any shares of Equity Securities such party hereto shall cease to be a party to this Agreement and the rights and obligations of such party hereunder shall terminate, except to the extent otherwise provided in Section 4.7(a) with respect to any Unfunded Commitment.

               (c) Whenever in this Agreement the consent or approval of a Stockholder is required, except as expressly provided herein, such consent or approval may be given or withheld in the sole and absolute discretion of each Stockholder.

     12.3 Term.
          ----

               (a) Subject to Sections 12.3(b), 12.3(c) and 12.4, this Agreement shall terminate upon the earliest to occur of any of the following events:

                    (i)   The consent in writing of all of the parties hereto;
or

                    (ii) The expiration of eleven (11) years from the date of execution and delivery of this Agreement; or

                    (iii) One Stockholder shall Beneficially Own all of the Class A Voting Common Stock.

               (b)  Notwithstanding anything contained herein to the contrary,
(i) the provisions of Sections 3.2, 3.3, 3.4, 3.5, 4.1(a), 4.5 (other than
Section 4.5(b)), 7.1, 7.2 and 7.6 shall terminate on the earlier to occur of a termination pursuant to Section 12.3(a) and the IPO Date, (ii) the provisions of Sections 3 and 4 shall terminate on the earlier to occur of a termination pursuant to Section 12.3(a) and the expiration of ten (10) years from the date hereof, (iii) the provisions of Sections 3.1(e) (relating to AT&T PCS' right to approve the directors selected by the holders of the Voting Preference Stock pursuant to Section 3.1(e)(ii) and any replacement for Messrs. Vento or Sullivan to the Board of Directors), 3.11(a) (relating to AT&T PCS' right to approve the directors selected by the Cash Equity Investors pursuant to Section 3.11(a)(ii) and any individuals selected by the Management Stockholders and any replacement thereof to the Board of Directors), 4.7(b), 7.4, 7.6 and 8.4(a), shall terminate, and neither the Company nor any Stockholder shall be required to obtain AT&T PCS's prior written consent as required under such Sections, on the earlier to occur of (i) a termination pursuant to Section 12.3(a) and (ii) (x) with respect to the period prior to the eighth anniversary of the date hereof, the date on which AT&T PCS and TWR Cellular shall cease to Beneficially Own, in the aggregate, more than two-thirds of the number of shares of Series A Preferred Stock that AT&T PCS and TWR Cellular Beneficially Own, in the aggregate, on the date hereof and (y) with respect to the period after the eighth anniversary of the date hereof on which AT&T PCS and TWR Cellular shall cease to Beneficially Own, in the aggregate, more than two-thirds of the number of shares of Class A Voting Common Stock that AT&T PCS and TWR Cellular

Beneficially Owns, in the aggregate, on such eighth anniversary date, (iv) the provisions of Section 3.1 shall terminate on the later to occur of (x) the date that the holders of shares of Voting Preference Stock shall vote as a class with holders of Class A Voting Common Stock, and (y) immediately prior to the IPO Date; it being understood that in such event the Board of Directors on and as of the IPO Date shall be determined in accordance with Section 3.11 and (v) the provisions of 3.6 shall terminate on the date that the holders of shares of Voting Preference Stock shall vote as a class with holders of Class A Voting Common Stock. Notwithstanding anything contained herein to the contrary, the provisions of Section 3.11(a)(ii), (b), (c) and (d) shall terminate on the earlier to occur of a termination pursuant to Section 12.3 (a) and the date after the IPO Date.

          (c) (i) Notwithstanding anything contained herein to the contrary, in the event the Cash Equity Investors shall Beneficially Own less than (I) one-half but more than one-quarter of the number of shares of Common Stock Beneficially Owned by the Cash Equity Investors on the date hereof, the number of directors the Cash Equity Investors shall be permitted to designate under
Section 3.1(a) shall be reduced to one, or (II) one-quarter of the number of shares of Common Stock Beneficially Owned by the Cash Equity Investors on the date hereof, the provisions of Section 3.1(a) and the provisions of Sections 3.1(e) (relating to the Cash Equity Investors' right to approve the directors selected by the holders of the Voting Preference Stock pursuant to Section 3.1(e)(i) and (ii)) and the right to approve any director that replaces Messrs. Vento or Sullivan on the Board of Directors shall terminate, and neither the Company nor any Stockholder shall be required to obtain the Cash Equity Investors' prior written consent as required under such Sections. In the event the number of directors the Cash Equity Investors are entitled to designate is reduced pursuant to Section 12.3(c)(i)(I), two of the directors designated by the Cash Equity Investors under Section 3.1(a)(i) shall resign (or the other directors or Stockholders shall remove them from the Board of Directors) and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors shall be reduced accordingly. In the event the provisions of Section 3.1(a) and 3.1(e) are terminated pursuant to
Section 12.3(c)(i)(II), the directors designated by the Cash Equity Investors pursuant to Section 3.1(a) and the directors designated pursuant to Section 3.1(e)(i) shall resign (or the other directors or Stockholders shall remove them from the Board of Directors) and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors is reduced to seven (7) individuals. The holders of the Voting Preference Stock shall thereafter have the right to designate three (3) individuals to the Board of Directors provided each such individual is acceptable to AT&T PCS (so long as AT&T PCS and TWR Cellular continues to Beneficially Own, in the aggregate, more than two-thirds of the Common Stock Beneficially Owned by AT&T PCS and TWR Cellular, in the aggregate, on the date hereof). For all purposes of this Agreement (other than Section 3.1(a)), all references in this Agreement to directors designated pursuant to Section 3.1(e)(ii) shall thereafter be deemed to refer to the three (3) directors designated pursuant to the immediately preceding sentence.

               (ii) Notwithstanding anything contained herein to the contrary, in the event that the composition of the Board of Directors shall be determined in accordance with Section 3.11 and the Cash Equity Investors shall Beneficially Own less than (I) one-half but more than one-quarter of the number of shares of Common Stock Beneficially Owned by the Cash Equity Investors on the date hereof, then notwithstanding the provisions of Section 3.11 the number of directors the Cash Equity Investors shall be permitted to designate under Section 3.11(a), shall be reduced to one, or (II) one-quarter of the number of shares of Common Stock Beneficially Owned by the Cash Equity Investors on the date hereof, the provisions of Section 3.11(a), shall terminate. In the event that the composition of the Board of Directors shall be determined in accordance with Section 3.11 and the number of directors the Cash Equity Investors are entitled to designate is reduced pursuant to Section 12.3(c)(ii)(I), one of the directors designated by the Cash Equity Investors under Section 3.11(a)(i) shall resign (or the other directors or Stockholders shall remove them from the Board of Directors) and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors shall be reduced accordingly. In the event the composition of the Board of Directors shall be determined in accordance with
Section 3.11 and the provisions of Section 3.11(a) are terminated pursuant to
Section 12.3(c)(ii)(II), the directors designated by the Cash Equity Investors pursuant to Section 3.11(a) shall resign (or the other directors or Stockholders shall remove them from the Board of Directors) and the remaining directors shall take such action so that the number of directors constituting the entire Board of Directors is reduced by two (2) individuals. Messrs. Sullivan and Vento (in each case so long as he is an officer of the Company) shall thereafter have the right to designate two (2) individuals to the Board of Directors provided such individual is acceptable to AT&T PCS (so long as AT&T PCS and TWR Cellular continue to Beneficially Own more than two-thirds of the Common Stock Beneficially Owned by AT&T PCS and TWR Cellular, in the aggregate, on the date hereof). For all purposes of this Agreement (other than Section 3.11(a)), all references in this Agreement to directors designated pursuant to Section 3.11(a)(ii) shall thereafter be deemed to refer to the two (2) directors designated pursuant to the immediately preceding sentence.

     12.4 Survival. Nothing contained in Section 12.3 shall impair any rights or
          --------
obligations of any party hereto arising prior to the time of the termination of this Agreement, or which may arise by an event causing the termination of this Agreement. The provisions of Section 5 shall survive any termination of this Agreement pursuant to Section 12.3 and shall continue in full force and effect until the twentieth anniversary of the date hereof. The provisions of Section
7.7 and Article 12 shall survive the termination of this Agreement.

     12.5 Waiver. No failure or delay on the part of any Stockholder in
          ------
exercising any right, power or privilege hereunder, nor any course of dealing between the Company and any Stockholder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights and remedies which any Stockholder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Stockholders or any of them to take any other or further action in any circumstances without notice or demand.

     12.6  Obligations Several.  The obligations of each Stockholder under this
           -------------------
Agreement shall be several with respect to each such Stockholder.

     12.7  Governing Law.  This Agreement shall be governed and construed in
           -------------
accordance with the law of the State of Delaware.

     12.8  Dispute Resolution.
           ------------------
                 (a) The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this
Section 12.8, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement (e.g., products or services furnished hereunder or those related to those furnished):

                 (b) The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party(ies) written notice of the existence and nature of the Dispute. The other party(ies) shall in a writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgment may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section.

                 (c) Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgment, either party may terminate informal negotiations with respect to that Dispute and request that the Dispute be submitted to non-binding mediation. Any mediation of a Dispute under this Section shall be conducted by the CPR Institute for Dispute Resolution ("CPR") in accordance with the then current CPR "Model Mediation Procedure for Business Disputes" ("Model Procedures") and the procedures specified in this Section to the extent that they conflict with, modify or add to such Model Procedures. Any demand for initiation of mediation of a Dispute must be given in writing to both the other party(ies) involved and to the CPR and must set forth the nature of the Dispute. Each party to the mediation shall bear its own expenses with respect to mediation and the parties shall share equally the fees and expenses of the CPR and the mediator. The failure by a party to timely pay its share of the mediation fees and expenses of the CPR and the mediator shall be a bar to arbitration under Section 12.8(d) of that party's Dispute(s). Any mediation under this Section shall be conducted within the State of New York at a site selected by the mediator that is reasonably convenient to the parties. Each party shall be represented in the mediation by representatives having final settlement authority with respect to the Dispute(s). All information and documents disclosed in mediation by any party shall remain private and confidential to the disclosing party and may not be disclosed by any party outside the mediation. No privilege or right with respect to any information or document disclosed in mediation shall be waived or lost by such disclosure.

                 (d) Any Dispute not finally resolved after negotiation and mediation in accordance with Section 12.8(b) and 12.8(c) shall, upon the written demand of any involved party delivered to the other party(ies) and the CPR, be finally resolved through binding arbitration in accordance with the then current CPR "Non-Administered Arbitration Rules" ("Arbitration Rules") and the procedures specified in this Section to the extent that they conflict with, modify or add to such Arbitration Rules. Any Dispute of any other party not finally resolved after negotiation and mediation pursuant to this Section may be made a part of the arbitration demanded by another party, provided that the written notice of demand for arbitration of that Dispute is received by the CPR before selection of an arbitrator by the CPR. Any demand for arbitration of a Dispute received by the CPR after the selection of the arbitrator must be resolved through a separate arbitration proceeding in accordance with this Section. Each party shall bear its own expenses with respect to arbitration and the parties shall share equally the fees and expenses of the CPR and the arbitrator. Unless otherwise mutually agreed by the parties in writing, the arbitration shall be conducted by one (1) neutral arbitrator. The arbitration shall be conducted in the State of New York at a site selected by the arbitrator that is reasonably convenient to the parties. The arbitrator shall be bound by and strictly enforce the terms of the Agreement and may not limit, expand, or otherwise modify the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any Dispute, including the applicability or running of any statute of limitation. The arbitrator shall not have power to award damages in connection with any Dispute in excess of actual compensatory damages or to award punitive damages and each party irrevocably waives any claim thereto. The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions. The arbitrator may compel, to the extent provided by the FAA, attendance of witnesses and the production of documents at the hearing. The arbitrator's decision and award shall be made and delivered to the parties within six (6) months of selection of the arbitrator by the CPR and judgment on the award by the arbitrator may be entered by any court having jurisdiction thereof.

                 (e) This Section shall be interpreted, governed by and enforced in accordance with the United States Arbitration Act, 9 U.S.C. Sections 1-14 (the "Federal Arbitration Act" or "FAA"). The laws of the State of New York, except those pertaining to choice of law, arbitration of disputes and those pertaining to the time limits for bringing an action that conflict with the terms of this Dispute Resolution provision, shall govern all other substantive matters pertaining to the interpretation and enforcement of the other terms of this Agreement with respect to any Dispute. Any party to a Dispute, which is the subject of a notice initiating the Dispute resolution procedures under this Section, may seek a temporary injunction in any state or federal court of competent jurisdiction to the limited extent necessary to preserve the status quo during the pendency of final resolution of a Dispute in accordance with this Section. If court proceedings to stay litigation of a Dispute or compel arbitration of a Dispute are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees that the other party reasonably incurs in connection with such court proceedings. An order to pay such costs, expenses and attorney fees shall become part of any decision and award of the arbitrator of the Dispute. An arbitrator appointed pursuant to Section 12.8(d) to resolve a Dispute may also issue such injunctive orders and shall have the power to modify or dissolve the injunctive order of any court to the extent it pertains to the Dispute which the arbitrator has been selected to finally resolve. The parties, their representatives, other participants, and the mediator and arbitrator shall hold the existence, content, and result of the mediation and arbitration of a Dispute in confidence except to the limited extent necessary to enforce a final settlement agreement or to obtain and secure enforcement of or a judgment on an arbitration decision and award.


                 (f) The statute(s) of limitation applicable to any Dispute shall be tolled upon initiation of the Dispute resolution procedures under this Section and shall remain tolled until the Dispute is resolved by mediation or arbitration under this Section. Tolling shall cease if the aggrieved party with a Dispute does not initiate mediation within sixty (60) calendar days after good faith negotiations are terminated by any party and, after mediation of a Dispute, if the aggrieved party with a Dispute does not initiate a demand for arbitration within sixty (60) calendar days after mediation is terminated. However, any Dispute is forever barred that has not expressly been made the subject of the written notice required under Section 12.8(b) above within 365 days after the date the Party asserting the Dispute first knows or should have known of the existence of the acts or omissions that give rise to such Dispute.


                 (g) Unless the parties mutually agree in writing, Disputes relating to trademarks (including service marks), patents and copyrights shall not be resolved in accordance with the Dispute resolution procedures set forth in this Section and shall be resolved as otherwise provided in this Agreement.


                 (h) The Company and each of the Stockholders hereby irrevocably consents to the exclusive jurisdiction of the state or federal courts in the State of New York, and all state or federal courts competent to hear appeals therefrom, over any actions which may be commenced against any of them under or in connection with this Agreement. The Company and each Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which any of them may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Southern District of New York and New York County. The Company and each Stockholder hereby agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and each Stockholder hereby consent to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof in accordance with the provisions of Section 12.1.

     12.9  Benefit and Binding Effect; Severability. This Agreement shall be
           ----------------------------------------
binding upon and shall inure to the benefit of the Company, its successors and assigns, and each of the Stockholders and their respective executors, administrators and personal representatives and heirs and permitted assigns. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy or any listing requirement applicable to the Common Stock, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto affected by such determination in any material respect shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions hereof are given effect as originally contemplated to the greatest extent possible.

     12.10  Amendment of By-Laws. The Stockholders agree that the terms of this
            --------------------
Agreement shall supersede any inconsistent provision that is contained in the Restated By-Laws and, to the extent required by Delaware law or the Restated By-Laws, this Agreement shall be deemed to constitute a written action taken by the Stockholders of the Company and shall be deemed an amendment of the Restated By-Laws.

     12.11  Authorized Agent of AT&T PCS. AT&T PCS hereby authorizes Wireless
            ----------------------------
PCS, Inc. as its agent, with full power to execute, in the name of and on behalf of AT&T PCS, the Related Agreements to which AT&T PCS is a party and any and all other documents that AT&T PCS is required to execute and deliver, and to give and receive all notices, requests, consents, amendments, demands and other communications to or from AT&T PCS, hereunder or thereunder. Each party hereto (other than AT&T PCS) shall be entitled to rely on the full power and authority of Wireless PCS, Inc. to act on behalf of AT&T PCS in accordance with this
Section 12.11. Nothing contained in this Section 12.11 shall relieve AT&T PCS from complying with its obligations under this Agreement or any of the Related Agreements to which it is a party.

     12.12  FCC Approval. Notwithstanding anything contained in this Agreement
            ------------
to the contrary, no transaction or action contemplated herein shall be consummated and no interests or rights transferred, converted or exchanged prior to receiving FCC approval with respect thereto to the extent such approval is necessary.

     12.13  Expenses.  The Company shall pay the reasonable fees and expenses of
            --------
counsel to the Stockholders incurred in connection with the preparation, negotiation and execution of this Agreement and of any amendment or modification hereof. Except as provided in Sections 5(g) and 12.14, all other attorneys' fees incurred by the Stockholders in connection with this Agreement (including, without limitation, in the preparation of notices (and responses thereto) and consents) shall be borne by the Stockholder(s) incurring such fees.

     12.14  Attorneys' Fees.  In any action or proceeding brought to enforce any
            ---------------
provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     12.15  Headings. The captions in this Agreement are for convenience only
            --------
and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     12.16  Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed or consent this Agreement to be executed by its duly authorized officers as of the date first written above.

                              AT&T WIRELESS PCS INC.

                              By: /s/ Mark U. Thomas
                                  ---------------------------
                                  Name: Mark U. Thomas
                                  Title: V.P. & C.F.O

                              TWR CELLULAR, INC.

                              By: /s/ Mark U. Thomas
                                  ---------------------------
                                  Name: Mark U. Thomas
                                  Title: V.P

                              TELECORP PCS, INC.

                              By: /s/ Thomas H. Sullivan
                                  ---------------------------
                                  Name:  Thomas H. Sullivan
                                  Title: President

CASH EQUITY INVESTORS:        CB CAPITAL INVESTORS, L.P.

                              By: CB Capital Investors, Inc.,
                                  its general partner

                              By: /s/ Michael R. Hannon
                                  ---------------------------
                                  Name:  Michael R. Hannon
                                  Title: General Partner

                              NORTHWOOD VENTURES LLC

                              By: /s/ Peter G. Schiff
                                  ---------------------------
                                  Name: Peter G. Schiff
                                  Title: President

                              NORTHWOOD CAPITAL PARTNERS LLC

                              By: /s/ Peter G. Schiff
                                  -------------------------------
                                  Name:  Peter G. Schiff
                                  Title: President



                              ONELIBERTY FUND III, L.P.

                              By: /s/ Joseph T. McCullen, Jr.
                                  -------------------------------
                                  Name:  Joseph T. McCullen, Jr.
                                  Title: General Partner


                              ONELIBERTY FUND IV, L.P.

                              By: /s/ Joseph T. McCullen, Jr.
                                  -------------------------------
                                  Name:  Joseph T. McCullen, Jr.
                                  Title: General Partner


                              MEDIA/COMMUNICATIONS INVESTORS
                              LIMITED PARTNERSHIP

                              By: M/C Investor General Partner - J. Inc.
                                  its general partner

                                  By: /s/ James F. Wade
                                      ---------------------------
                                      Name:  James F. Wade
                                      Title: President

                              MEDIA/COMMUNICATIONS PARTNERS III
                              LIMITED PARTNERSHIP

                              By: M/CP III General Partner - J. Inc.,
                                  a general partner

                              By: M/CP III General Partner - J. Inc.,
                                  its general partner

                                  By: /s/ James F. Wade
                                      ---------------------------
                                      Name:  James F. Wade
                                      Title: President

                              EQUITY-LINKED INVESTORS-II

                              By: ROHIT M. DESAI ASSOCIATES-II,
                                  its general partner

                                  By: /s/ Frank J. Pados, Jr.
                                      ---------------------------
                                      Name:  Frank J. Pados, Jr.
                                      Title: Attorney-in-Fact

                              PRIVATE EQUITY INVESTORS III, L.P.

                              By: ROHIT M. DESAI ASSOCIATES III,
                                  its general partner

                                  By: /s/ Frank J. Pados, Jr.
                                      ---------------------------
                                      Name:  Frank J. Pados, Jr.
                                      Title: Attorney-in-Fact

                              HOAK COMMUNICATIONS PARTNERS, L.P.

                              By: HCP Investment, L.P.,
                                  its general partner

                              By: Hoak Partners, L.L.C.,
                                  its general partner

                                  By: /s/ James M. Hoak
                                      ----------------------------
                                      Name:  James M. Hoak
                                      Title: Manager

                              HCP CAPITAL FUND, L.P.

                              By: James M. Hoak & Co.,
                                  its general partner

                                  By: /s/ James M. Hoak
                                  -------------------------------
                                      Name:  James M. Hoak
                                      Title: Chairman

                              ENTERGY TECHNOLOGY HOLDING
                              COMPANY

                              By:  /s/ John A. Brayman
                                  -------------------------------
                                  Name:  John A. Brayman
                                  Title: President

                              TORONTO DOMINION INVESTMENTS INC.

                              By:  /s/ Martha Gariepy
                                  -------------------------------
                                  Name:  Martha Gariepy
                                  Title: Vice President

                              HOAK COMMUNICATIONS PARTNERS, L.P.

                              By: HCP Investment, L.P.,
                                  its general partner

                              By: Hoak Partners, L.L.C.,
                                  its general partner

                                  By:  /s/ James M. Hoak
                                      ----------------------------
                                      Name:  James M. Hoak
                                      Title: Manager

                              HCP CAPITAL FUND, L.P.

                              By: James M. Hoak & Co.,
                                  its general partner

                                  By:  /s/ James M. Hoak
                                      ----------------------------
                                      Name:  James M. Hoak
                                      Title: Chairman

                              ENTERGY TECHNOLOGY HOLDING
                              COMPANY

                              By:  /s/ John A. Brayman
                                  --------------------------------
                                  Name:  John A. Brayman
                                  Title: President

                              TORONTO DOMINION INVESTMENTS INC.

                              By: /s/ Martha L. Gariepy
                                  --------------------------------
                                  Name:  Martha Gariepy
                                  Title: Vice President

                              WHITNEY EQUITY PARTNERS, L.P.

                              By: J.H.Whitney Equity Partners, L.L.C.,
                                  Its General Partner

                                  By: /s/ Daniel J. O'Brien
                                      ----------------------------
                                      Name:  Daniel J. O'Brien
                                      Title: Member



                              WHITNEY STRATEGIC PARTNERS III, L.P.

                              By: J.H.Whitney Equity Partners III, L.L.C.,
                                  Its General Partner

                                  By: /s/ Daniel J. O'Brien
                                      ----------------------------
                                      Name:  Daniel J. O'Brien
                                      Title: Member

                              J.H. WHITNEY III, L.P.

                              By: J.H.Whitney Equity Partners III, L.L.C.,
                                  Its General Partner

                                  By: /s/ Daniel J. O'Brien
                                      ----------------------------
                                      Name:  Daniel J. O'Brien
                                      Title: Member

                              GILDE INTERNATIONAL B.V.

                              By: /s/ Joseph T. McCullen, Jr.
                                  --------------------------------
                                  Name:  Joseph T. McCullen, Jr.
                                  Title: Attorney-in-Fact

                              /s/ Thomas Sullivan
                              -------------------------------
                              Thomas Sullivan



                              /s/ Gerald Vento
                              -------------------------------
                              Gerald Vento

MANAGEMENT STOCKHOLDERS:

                              /s/ Thomas Sullivan
                              -------------------------------
                              Thomas Sullivan


                              /s/ Gerald Vento
                              -------------------------------
                              Gerald Vento

                                                                      Schedule I

                             Cash Equity Investors
                             ---------------------

CB Capital Investors, L.P.
380 Madison Avenue, 12th Floor
New York, NY  10017
Attn:  Michael Hannon
Fax:  (212) 622-3101

Equity-Linked Investors-II
Private Equity Investors III, L.P.
540 Madison Avenue, 36th Floor
New York, NY  10022
Attn:  Rohit M. Desai
Fax:  (212) 752-7807

Hoak Communications Partners, L.P.
HCP Capital Fund, L.P.
One Galleria Tower
13355 Noel Road, Suite 1050
Dallas, Texas  75240
Attn:  James Hoak
Fax:  (972) 960-4899

Whitney Equity Partners, L.P.
J.H. Whitney III, L.P.
Whitney Strategic Partners III, L.P.
177 Broad Street, 15th Floor
Stamford, Connecticut  06901
Attn:  William Laverack, Jr.
Fax:  (203) 973-1422

Entergy Technology Holding Company
Three Financial Centre
900 South Shackleford Road
Suite 210
Little Rock, Arkansas  72211
Attn: William Bandt
Fax:  (501) 954-5095

Media/Communications Partners III Limited Partnership
Media/Communications Investors Limited Partnership
75 State Street, Suite 2500
Boston, MA  02109
Attn:  James F. Wade
Fax:  (617) 345-7201

One Liberty Fund III, L.P.
One Liberty Fund IV, L.P.
One Liberty Square
Boston, MA  02109
Attn:  Joseph T. McCullen
Fax:  (617) 423-1765

Toronto Dominion Investments, Inc.
31 West 52nd Street
New York, NY  10019-6101
Attn:  Brian Rich
Fax:  (212) 974-8429

(with a copy to)
Toronto Dominion Investments, Inc.
909 Fannin
Suite 1700
Houston, Texas  77010
Attn:  Martha Gariepy
Fax:  (713) 652-2647

Northwood Ventures LLC
Northwood Capital Partners LLC
485 Underhill Boulevard, Suite 205
Syosset, New York  11791-3419
Attn:  Peter Schiff
Fax:  (516) 364-0879

Gerald Vento

Thomas Sullivan

                                                                     Schedule II

                            Management Stockholders
                            -----------------------

Gerald Vento
Thomas Sullivan

                                                                    Schedule III

                             Equity Capitalization
                             ---------------------

                                (See Attached)

                                   Schedule V
              Share Allocation Without Supplemental Allocation (a)
                         AT&T Does Not Receive Tracking

                                                                                              Preferred Stock
                                      -----------------    -------------------------------------------------------------------
                                         Total Dollars
                                           Committed       Series A   Series B   Series C    Series D   Series E   Series F
                                      -----------------    -------------------------------------------------------------------
Cash Equity
 Chase                                     $ 27,782,016         0.00      0.00    27,782.02       0.00       0.00       0.00
 Desai                                       27,782,016         0.00      0.00    27,782.02       0.00       0.00       0.00
 Hoak                                        20,836,512         0.00      0.00    20,836.51       0.00       0.00       0.00
 JH                                          17,363,760         0.00      0.00    17,363.76       0.00       0.00       0.00
Entergy                                      13,891,008         0.00      0.00    13,891.01       0.00       0.00       0.00
M/C                                          10,418,256         0.00      0.00    10,418.26       0.00       0.00       0.00
One Liberty                                   3,472,752         0.00      0.00     3,472.75       0.00       0.00       0.00
TD                                            3,472,752         0.00      0.00     3,472.75       0.00       0.00       0.00
Northwood                                     2,430,926         0.00      0.00     2,430.93       0.00       0.00       0.00
Gerald Vento                                    450,000         0.00      0.00       450.00       0.00       0.00       0.00
Tom Sullivan                                    100,000         0.00      0.00       100.00       0.00       0.00       0.00
                                      ----------------------------------------------------------------------------------------
Total Cash Equity                           128,000,000         0.00      0.00  128,000,000       0.00       0.00       0.00
Supplemental                                          0         0.00      0.00         0.00       0.00       0.00       0.00
TeleCorp Licenses
 One Liberty Fund                             1,531,433         0.00      0.00     1,531.43       0.00       0.00       0.00
 Gilde International                             15,461         0.00      0.00        15.46       0.00       0.00       0.00
 Northwood Ventures                             928,137         0.00      0.00       928.14       0.00       0.00       0.00
 Northwood Capital Partners                     232,034         0.00      0.00       232.03       0.00       0.00       0.00
 CB Capital Investors LP                      1,160,171         0.00      0.00     1,160.17       0.00       0.00       0.00
 TeleCorp Investment Corp., LLC               1,160,171         0.00      0.00     1,160.17       0.00       0.00       0.00
 M/C Investors                                   46,403         0.00      0.00        46.40       0.00       0.00       0.00
 M/C Partners                                 1,113,768         0.00      0.00     1,113.77       0.00       0.00       0.00
 Entergy Technology                           1,160,171         0.00      0.00     1,160.17       0.00       0.00       0.00
                                      ----------------------------------------------------------------------------------------
SubTotal                                      7,347,748         0.00      0.00     7,347.75       0.00       0.00       0.00

AT&T                                         45,974,850    30,649.90      0.00         0.00  15,740.93       0.00  15,324.95
TRW                                          54,109,369    36,072.91      0.00         0.00  18,526.04       0.00  18,036.46
Mercury Licenses                                      0         0.00      0.00         0.00       0.00       0.00       0.00
Gerald Vento                                          0         0.00      0.00         0.00       0.00   8,729.40       0.00
Tom Sullivan                                          0         0.00      0.00         0.00       0.00   5,426.38       0.00
J. Dobson                                             0         0.00      0.00         0.00       0.00   2,287.21       0.00
R. Dowski                                             0         0.00      0.00         0.00       0.00     714.34       0.00
A. Price                                              0         0.00      0.00         0.00       0.00     714.34       0.00
J. Dorso                                              0         0.00      0.00         0.00       0.00     127.80       0.00
D. Chaplain                                           0         0.00      0.00         0.00       0.00     127.80       0.00
P. Collins                                            0         0.00      0.00         0.00       0.00     255.59       0.00
R. Johnson                                            0         0.00      0.00         0.00       0.00     255.59       0.00
S. Chandler                                           0         0.00      0.00         0.00       0.00     255.59       0.00
D. Knutson                                            0         0.00      0.00         0.00       0.00     255.59       0.00
A. Gordon                                             0         0.00      0.00         0.00       0.00     255.59       0.00
P. Bellman                                            0         0.00      0.00         0.00       0.00     255.59       0.00
                                      ----------------------------------------------------------------------------------------
Total                                      $235,431,967    66,722.81      0.00   135,347.75  34,266.97  19,660.81  33,361.41
                                      ========================================================================================

                                                                                    Common
                                     -------    -------------------------------------------------------------------   -------------
                                     Senior                                                      Voting                  Percent
                                     Common          A          B           C          D       Preference    Total       of Total
                                     -------    -------------------------------------------------------------------   -------------
Cash Equity
 Chase                                 0.00     26,369.02      0.00       87.10      571.78        0.00     27,027.90      14.00%
 Desai                                 0.00     26,369.02      0.00       87.10      571.78        0.00     27,027.90      14.00%
 Hoak                                  0.00    19,776.;77      0.00       65.32      528.84        0.00     20,270.93      10.50%
 JH                                    0.00     16,480.64      0.00       54.44      357.37        0.00     16,892.44       8.75%
Entergy                                0.00     13,184.51      0.00        0.00      329.44        0.00     13,513.95       7.00%
M/C                                    0.00      9,888.38      0.00       32.66      214.42        0.00     10,135.46       5.25%
One Liberty                            0.00      3,296.13      0.00       10.89       71.47        0.00      3,378.49       1.75%
TD                                     0.00      3,296.13      0.00       10.89       71.47        0.00      3,378.49       1.75%
Northwood                              0.00      2,307.29      0.00        7.62       50.03        0.00      2,364.94       1.22%
Gerald Vento                           0.00        427.11      0.00        1.41        9.26        0.00        437.79       0.23%
Tom Sullivan                           0.00         94.91      0.00        0.31        2.06        0.00         97.29       0.05%
                                     ----------------------------------------------------------------------------------------------
Total Cash Equity                      0.00    121,489.91      0.00      357.74    2,677.42        0.00    124,525.57       64.4%
Supplemental                           0.00          0.00      0.00        0.00        0.00        0.00          0.00       0.00%
TeleCorp Licenses
 One Liberty Fund                      0.00      1,336.43      0.00        2.18       14.31        0.00      1,352.92       0.70%
 Gilde International                   0.00         13.49      0.00        0.02        0.14        0.00         13.66       0.01%
 Northwood Ventures                    0.00        913.80      0.00        1.49        9.79        0.00        925.08       0.48%
 Northwood Capital Partners            0.00        228.45      0.00        0.37        2.45        0.00        231.27       0.12%
 CB Capital Investors LP               0.00      1,142.25      0.00        1.86       12.23        0.00      1,156.34       0.60%
 TeleCorp Investment Corp., LLC        0.00      1,142.25      0.00        1.86       12.23        0.00      1,156.34       0.60%
 M/C Investors                         0.00         45.69      0.00        0.07        0.49        0.00         46.26       0.02%
 M/C Partners                          0.00      1,096.55      0.00        1.79       11.74        0.00      1,110.09       0.57%
 Entergy Technology                    0.00      1,142.25      0.00        0.00       14.09        0.00      1,156.34       0.60%
                                     ----------------------------------------------------------------------------------------------
SubTotal                               0.00      7,061.16      0.00        9.64       77.47        0.00      7,148.30       3.70%

AT&T                                   0.00          0.00      0.00        0.00        0.00        0.00     15,324.95       7.94%
TRW                                    0.00          0.00      0.00        0.00        0.00        0.00     18,036.46       9.34%
Mercury Licenses                       0.00          0.00      0.00        0.00        0.00        0.00          0.00       0.00%
Gerald Vento                           0.00     10,799.82      0.00      339.83        0.00        5.00     11,119.65       5.76%
Tom Sullivan                           0.00      6,700.97      0.00      211.25        0.00        5.00      6,912.22       3.58%
J. Dobson                              0.00      3,459.45      0.00        0.00        0.00        0.00      3,459.45       1.79%
R. Dowski                              0.00      1,455.91      0.00        0.00        0.00        0.00      1,455.91       0.75%
A. Price                               0.00      1,455.91      0.00        0.00        0.00        0.00      1,455.91       0.75%
J. Dorso                               0.00        260.46      0.00        0.00        0.00        0.00        260.46       0.13%
D. Chaplain                            0.00        260.46      0.00        0.00        0.00        0.00        260.46       0.13%
P. Collins                             0.00        520.92      0.00        0.00        0.00        0.00        520.92       0.27%
R. Johnson                             0.00        520.92      0.00        0.00        0.00        0.00        520.92       0.27%
S. Chandler                            0.00        520.92      0.00        0.00        0.00        0.00        520.92       0.27%
D. Knutson                             0.00        520.92      0.00        0.00        0.00        0.00        520.92       0.27%
A. Gordon                              0.00        520.92      0.00        0.00        0.00        0.00        520.92       0.27%
P. Bellman                             0.00        520.92      0.00        0.00        0.00        0.00        520.92       0.27%
                                     ----------------------------------------------------------------------------------------------
Total                                  0.00    156,049.57      0.00      918.46    2,755.39       10.00    193,084.85     100.00%
                                     ==============================================================================================
                                                                                                          Cash Equity      64.49%
                                                                                                         Original THC       3.70%
                                                                                                                 AT&T      17.28%
                                                                                                              Mercury       0.00%

(a) Management has received shares predicated on the occurrence of the supplemental allocation. If the supplemental allocation does not occur, shares will be repurchased from management such that management receives 14.00% of the fully-diluted equity.
(b) Assumes that management meets certain return hurdles and that all management warrants are issued.

                                   Schedule A
                                   ----------

                               TeleCorp Investors
                               ------------------

(parentheses indicate name as listed in Schedule V)

CB Capital Investors, L.P. (Chase)
Entergy Technology Holding Company (Entergy)
Media/Communications Investors Limited Partnership (Media/Communications Investors, M/C)
Media/Communications Partners III Limited Partnership (Media/Communications Partners, M/C)
One Liberty Fund III, L.P. (One Liberty)
Northwood Capital Partners LLC (Northwood Capital Partners, Northwood) Northwood Ventures LLC (Northwood Ventures, Northwood)

                                  Schedule V
             Share Allocation Without Supplemental Allocation (a)
                        AT&T Does Not Receive Tracking

                                                                              Preferred Stock
                                               ----------------------------------------------------------------------------------
                                Total Dollars                                                                             Senior
                                  Committed       Series A   Series B    Series C      Series D    Series E    Series F   Common
                                -------------  ----------------------------------------------------------------------------------
Cash Equity
 Chase                          $  27,782,016         0.00       0.00      27,782.02       0.00        0.00         0.00     0.00
 Desai                             27,782,016         0.00       0.00      27,782.02       0.00        0.00         0.00     0.00
 Hoak                              20,836.512         0.00       0.00      20,836.51       0.00        0.00         0.00     0.00
 JH                                17,363,760         0.00       0.00      17,363.76       0.00        0.00         0.00     0.00
Entergy                            13,891,008         0.00       0.00      13,891.01       0.00        0.00         0.00     0.00
M/C                                10,418,256         0.00       0.00      10,418.26       0.00        0.00         0.00     0.00
One Liberty                         3,472,752         0.00       0.00       3,472.75       0.00        0.00         0.00     0.00
TD                                  3,472,752         0.00       0.00       3,472.75       0.00        0.00         0.00     0.00
Northwood                           2,430,926         0.00       0.00       2,430.93       0.00        0.00         0.00     0.00
Gerald Vento                          450,000         0.00       0.00         450.00       0.00        0.00         0.00     0.00
Tom Sullivan                          100,000         0.00       0.00         100.00       0.00        0.00         0.00     0.00
                                -------------  ----------------------------------------------------------------------------------
Total Cash Equity                 128,000,000         0.00       0.00    128,000,000       0.00        0.00         0.00     0.00
Supplemental                        5,000,000         0.00       0.00      5,000,000       0.00        0.00         0.00     0.00
TeleCorp Licenses
 One Liberty Fund                   1,531,433         0.00       0.00       1,531.43       0.00        0.00         0.00     0.00
 Gilde International                   15,461         0.00       0.00          15.46       0.00        0.00         0.00     0.00
 Northwood Ventures                   928,137         0.00       0.00         928.14       0.00        0.00         0.00     0.00
 Northwood Capital Partners           232,034         0.00       0.00         232.03       0.00        0.00         0.00     0.00
 CB Capital Investors LP            1,160,171         0.00       0.00       1,160.17       0.00        0.00         0.00     0.00
 TeleCorp Investment Corp., LLC     1,160,171         0.00       0.00       1,160.17       0.00        0.00         0.00     0.00
 M/C Investors                         46,403         0.00       0.00          46.40       0.00        0.00         0.00     0.00
 M/C Partners                       1,113,768         0.00       0.00       1,113.77       0.00        0.00         0.00     0.00
 Entergy Technology                 1,160,171         0.00       0.00       1,160.17       0.00        0.00         0.00     0.00
                                -------------  ----------------------------------------------------------------------------------
SubTotal                            7,347,748         0.00       0.00       7,347.75       0.00        0.00         0.00     0.00

AT&T                               45,974,850    30,649.90       0.00           0.00  15,740.93        0.00    15,324.95     0.00
TRW                                54,109,369    36,072.91       0.00           0.00  18,526.04        0.00    18,036.46     0.00
Mercury Licenses                    2,332,543         0.00       0.00       2,332.55       0.00        0.00         0.00     0.00
Gerald Vento                                0         0.00       0.00           0.00       0.00    8,729.40         0.00     0.00
Tom Sullivan                                0         0.00       0.00           0.00       0.00    5,426.38         0.00     0.00
J. Dobson                                   0         0.00       0.00           0.00       0.00    2,287.21         0.00     0.00
R. Dowski                                   0         0.00       0.00           0.00       0.00      714.34         0.00     0.00
A. Price                                    0         0.00       0.00           0.00       0.00      714.34         0.00     0.00
J. Dorso                                    0         0.00       0.00           0.00       0.00      127.80         0.00     0.00
D. Chaplain                                 0         0.00       0.00           0.00       0.00      127.80         0.00     0.00
P. Collins                                  0         0.00       0.00           0.00       0.00      255.59         0.00     0.00
R. Johnson                                  0         0.00       0.00           0.00       0.00      255.59         0.00     0.00
S. Chandler                                 0         0.00       0.00           0.00       0.00      255.59         0.00     0.00
D. Knutson                                  0         0.00       0.00           0.00       0.00      255.59         0.00     0.00
A. Gordon                                   0         0.00       0.00           0.00       0.00      255.59         0.00     0.00
P. Bellman                                  0         0.00       0.00           0.00       0.00      255.59         0.00     0.00
                                -------------  ----------------------------------------------------------------------------------
Total                           $ 242,764,512    66,722.81       0.00     142,680.29  34,266.97   19,660.81    33,361.41     0.00
                                =============  ==================================================================================


                                                                       Common
                                ----------------------------------------------------------------------------------------
                                                                                                   Total        Percent
                                    Series A       Series B  Tracking C    Tracking D    Voting  Preference    of Total
                                ----------------------------------------------------------------------------------------
Cash Equity
 Chase                              26,369.02         0.00      87.10         571.78       0.00   27,027.90        13.49%
 Desai                              26,369.02         0.00      87.10         571.78       0.00   27,027.90        13.49%
 Hoak                               19,776.77         0.00      65.32         528.84       0.00   20,270.93        10.17%
 JH                                 16,480.64         0.00      54.44         357.37       0.00   16,892.44         8.43%
Entergy                             13,184.51         0.00       0.00         329.44       0.00   13,513.95         6.75%
M/C                                  9,888.38         0.00      32.66         214.42       0.00   10,135.46         5.06%
One Liberty                          3,296.13         0.00      10.89          71.47       0.00    3,378.49         1.69%
TD                                   3,296.13         0.00      10.89          71.47       0.00    3,378.49         1.69%
Northwood                            2,307.29         0.00       7.62          50.03       0.00    2,364.94         1.18%
Gerald Vento                           427.11         0.00       1.41           9.26       0.00      437.79         0.22%
Tom Sullivan                            94.91         0.00       0.31           2.06       0.00       97.29         0.05%
                                ----------------------------------------------------------------------------------------
Total Cash Equity                  121,489.91         0.00     357.74       2,677.42       0.00  124,525.57        62.15%
Supplemental                         5,000.00         0.00       0.00           0.00       0.00    5,000.00         2.30%
TeleCorp Licenses
 One Liberty Fund                    1,336.43         0.00       2.18          14.31       0.00    1,352.92          .68%
 Gilde International                    13.49         0.00       0.02           0.14       0.00       13.66         0.01%
 Northwood Ventures                    913.80         0.00       1.49           9.79       0.00      925.08         0.46%
 Northwood Capital Partners            228.45         0.00       0.37           2.45       0.00      231.27         0.12%
 CB Capital Investors LP             1,142.25         0.00       1.86          12.23       0.00    1,156.34         0.58%
 TeleCorp Investment Corp., LLC      1,142.25         0.00       1.86          12.23       0.00    1,156.34         0.58%
 M/C Investors                          45.69         0.00       0.07           0.49       0.00       46.26         0.02%
 M/C Partners                        1,096.55         0.00       1.79          11.74       0.00    1,110.09         0.55%
 Entergy Technology                  1,142.25         0.00       0.00          14.09       0.00    1,156.34         0.58%
                                ----------------------------------------------------------------------------------------
SubTotal                             7,061.16         0.00       9.64          77.47       0.00    7,148.30         3.57%

AT&T                                     0.00         0.00       0.00           0.00       0.00   15,324.95         7.63%
TRW                                      0.00         0.00       0.00           0.00       0.00   18,036.46         9.00%
Mercury Licenses                     2,269.23         0.00       0.00           0.00       0.00    2,269.23         1.13%
Gerald Vento                        10,799.82         0.00     339.83           0.00       5.00   11,119.65         3.53%
Tom Sullivan                         6,700.97         0.00     211.25           0.00       5.00    6,912.22         3.49%
J. Dobson                            3,459.45         0.00       0.00           0.00       0.00    3,459.45         1.73%
R. Dowski                            1,455.91         0.00       0.00           0.00       0.00    1,455.91         0.73%
A. Price                             1,455.91         0.00       0.00           0.00       0.00    1,455.91         0.73%
J. Dorso                               260.46         0.00       0.00           0.00       0.00      260.46         0.13%
D. Chaplain                            260.46         0.00       0.00           0.00       0.00      260.46         0.13%
P. Collins                             520.92         0.00       0.00           0.00       0.00      520.92         0.26%
R. Johnson                             520.92         0.00       0.00           0.00       0.00      520.92         0.26%
S. Chandler                            520.92         0.00       0.00           0.00       0.00      520.92         0.26%
D. Knutson                             520.92         0.00       0.00           0.00       0.00      520.92         0.26%
A. Gordon                              520.92         0.00       0.00           0.00       0.00      520.92         0.26%
P. Bellman                             520.92         0.00       0.00           0.00       0.00      520.92         0.26%
                                ----------------------------------------------------------------------------------------
Total                              163,318.80         0.00     918.46       2,755.39      10.00  200,354.08       100.00%
                                ========================================================================================
                                                                                                Cash Equity       64.65%
                                                                                               Original THC        3.37%
                                                                                                       AT&T       16.63%
                                                                                                    Mercury        1.13%

(b) Assumes that management meets certain return hurdles and that all management warrants are issued.

                                                                     Schedule IV

                                 Core Features
                                 -------------

Below is a list and description of the Core Features that Licensee agrees to implement in accordance with Section 8.2 of this Agreement. These definitions are functional descriptions of the Core Features, and the parties agree that such Core Features shall be implemented using the Critical Network Elements identified in Schedule XI hereto. Licensee further agrees to implement additional features in accordance with Section 8.2 of this Agreement.

1.   Call Delivery

     This capability permits a PCS customer to receive incoming calls to his or her phone while in his or her home market or while roaming in any part of the Licensee's Wireless Network or the AWS Wireless Network (together, the "Mobile Wireless Network").

2.   Roaming - Do Not Disturb

     This capability permits a PCS customer, who would normally receive all incoming calls while visiting a Mobile Switching Center that is part of the Mobile Wireless Network, to temporarily inhibit the delivery of such calls. Activating this capability has no impact on the PCS customer's ability to originate calls or on the PCS customer's ability to receive calls via the roamer access ports.

3.   Call Forwarding

     A.  Call Forwarding Immediate

     This capability permits a PCS customer to send all incoming calls destined for the PCS customer's PCS phone to another phone number specified by the PCS customer. Activating this capability has no impact on the PCS customer's ability to originate calls. When this capability is activated, calls are forwarded regardless of whether the PCS customer is located within his or her local market or whether the customer is roaming outside of such local market.

     B.  Call Forwarding Busy

     This capability permits a PCS customer to send all incoming calls destined for his or her PCS phone to another phone number specified by the PCS customer when the PCS customer is engaged in a call.

     C.  Call Forwarding No Answer

     This capability permits a PCS customer to send all incoming calls destined for his or her PCS phone to another phone number specified by the PCS customer when the PCS customer does not answer or when the PCS customer's PCS phone does not respond to a page.

4.   Call Waiting

     This capability permits a PCS customer to receive incoming calls even though a call may already be in progress.

5.   Voicemail

     This capability forwards those PCS customer's incoming calls which are not answered by the PCS customer, and for which no other explicit treatment has been activated (for example, those described in items above), to a voice storage and retrieval system. This capability also permits a PCS customer to subsequently retrieve messages from the PCS customer's voice mail box.

6.   Three Way Calling

     This capability permits a PCS customer to add a third party to an active two party call.

7.   Message Waiting Indicator

     This capability is an enhancement to PCS voice mail, and provides the PCS customer with the current status of the number of unheard voice mail messages waiting in his or her PCS voice mail box.

8.   Calling Number Identification

     This capability identifies for the PCS customer either the telephone number or the stored name (in the PCS phone) of the person who is calling. It also permits a PCS customer to inhibit the ability of a person to whom the PCS customer is placing a call from identifying either the telephone number or the name of such PCS customer who is placing the call.

9.   Wireless Office Service (WOS)

     A.  PCS/PBX Interworking

     This capability permits WOS customers to have just one published number that delivers all incoming calls to both the PCS and PBX phone.

     B.  Private Number Plan

     This capability permits a defined group of customers to call defined private network extensions by using an abbreviated unique dialing pattern (four digit dialing).

     C.  Private Networks

     This capability permits a WOS customer to have his or her own private or semiprivate PCS system.

     D.  Location ID

     This capability permits the PCS customer to identify the nature of the system (private, public, or residential) that the PCS customer is using, by displaying the system's name on the PCS phone.

10.  Sleep Mode

     This capability permits an IS 136 PCS phone to operate in a power saving mode when camping on an IS 136 system, thereby allowing the battery standby time to increase.

11.  PCS Messaging

     This capability will permit a caller to deliver both numeric and alphanumeric messages of up to eighty characters to an IS 136 PCS phone. If the PCS customer to whom the message has been delivered has his or her phone off or is not in the IS 136 coverage area, then messages are stored for future delivery.

     MessageFlash software permits alphanumeric messages to be sent from a computer via a standard modem to the customer.

     E-Mail messaging teleservice allowing an IS-136 phone to have an E-Mail address.

12.  Authentication

     This capability allows for the validation of the IS-136 phone's identity.

     Text Dispatch Service permits people to call an operator (provided by or on behalf of the Company) and dictate a message which can then be converted to an alphanumeric message and delivered to the customer.

     Cut Through Paging permits people to send a numeric message while listening to the customer's voicemail greeting.

                                                                      Schedule V

                             MINIMUM BUILD-OUT PLAN
                             ----------------------


                                (See Attached)

                           Minimum Buildout Schedule
                           -------------------------

Year 1/1/           2.2 million pops (20% of total pops) during the first year.

                    The initial deployment consists of launching the core urban and suburban areas of Memphis and New Orleans.

                    Memphis
                    -------
                    Bartlett, TN
                    Frayser, TN
                    Memphis, TN

                    New Orleans
                    -----------
                    Baton Rouge, LA
                    Kenner, LA
                    Mandeville, LA
                    Metairie, LA
                    New Orleans, LA
                    Slidell, LA


Year 2 2.2 million pops (20% of total pops) for an aggregate pop coverage of 40%.

                    Year 2 consists of launching New England, Little Rock and Missouri and enhancing the coverage in all markets during the remainder of the year. The coverage at the end of the year 2 is detailed below./1/

                    Little Rock
                    -----------
                    Benton, AR
                    Conway, AR
                    Hot Springs, AR
                    Jonesboro, AR
                    Little Rock, AR
                    North Little Rock, AR

                    Memphis
                    -------
                    Brownsville, TN
                    Jackson, TN
                    Millington, TN

__________________________
/1/ The years are defined as the 12-month periods starting on the date the FCC approves the transfer of the PCS licenses to the TeleCorp PCS.

                    Tunica, MS

                    Missouri
                    --------
                    Columbia, MO
                    Jefferson City, MO

                    New England
                    -----------
                    Cape Cod, MA
                    Concord, NH
                    Manchester, NH
                    Nashua, NH
                    Portsmouth, NH
                    Worcester, MA

                    New Orleans
                    -----------
                    Lafayette, LA
                    Covington, LA
                    Hourna, LA


Year 3 1.65 million pops (15% of total pops) for an aggregate pop coverage of 55%

                    Year 3 consists of building the secondary cities and the important associated connecting highways.

                    Little Rock
                    -----------
                    Bentonville, AR
                    Fayettville, AR
                    Fort Smith, AR
                    Pine Bluff, AR
                    Springdale, AR

                    Memphis
                    -------
                    Covington, TN
                    Humboldt, TN
                    Milan, TN

                    Missouri
                    --------
                    Cape Girardeau, MO
                    Carbondale, MO

                    New England
                    -----------
                    Dover, NH
                    Fitchburg, MA
                    Leominster, MA

                    Martha's Vineyard, MA
                    Nantucket, MA
                    Rochester, NH

                    New Orleans
                    -----------
                    Beaumont, TX
                    Hammond, LA


Year 4 1.65 million pops (15% of total pops) for an aggregate pop coverage of 70%

                    Year 4 consists of continuing to expand the secondary cities as well as enhancing the coverage and capacity of the core areas.

                    Little Rock
                    -----------
                    Malvern, AR
                    Morrilton, AR
                    Russellville, AR

                    Memphis
                    -------
                    Batesville, MS
                    Dyersburg, TN
                    Oxford, MS
                    Union City, TN

                    Missouri
                    --------
                    Centralia, MO
                    Mount Vernon, MO

                    New England
                    -----------
                    Expansion of the suburban cores surrounding Worcester, Nashua, and Manchester.

                    New Orleans
                    -----------
                    Expansion of suburban cores surrounding New Orleans, Baton Rouge, and Lafayette.


Year 5 550,000 pops (5% of total pops) for an aggregate pop coverage of 75%.

                    For all markets, year 5 consists of adding capacity sites and filling in the remaining suburban areas bringing the total pop coverage to 75%.

                                                                     Schedule VI

                                 PCS Territory
                                 -------------

                                (See Attached)

                              Company Territory*
                              -----------------


I.              From New Orleans MTA                     BTA Market Designator
                --------------------                     ---------------------
                Baton Rouge, LA                                  32
                Lafayette-New Iberia, LA                        236
                New Orleans, LA                                 320

II.             From Houston MTA
                ----------------
                Beaumont, TX                                    34

III.            From St. Louis MTA
                ------------------
                Cape Giradeau-Sikeston, MO                      66
                Carbondale-Marion, IL                           67
                Columbia, MO                                    90
                Jefferson City, MO                             217
                Kirksville, MO                                 230
                Mount Vernon-Centralia, IL                     308
                Poplar Bluff, MO                               355
                Quincy, IL-Hannibal, MO                        367
                Rolla, MO                                      383
                Portions of Springfield, MO BTA:               428
                    Camden County, MO
                    Cedar County,MO
                    Dallas County, MO
                    Douglas County, MO
                    Hickory County, MO
                    Laclede County, MO
                    Polk County, MO
                    Stone County, MO
                    Taney County, MO
                    Texas County, MO
                    Webster County, MO
                    Wright County, MO
                West Plains, MO                                470


_____________________

* The Territory Company is more particularly described in the FCC applications filed in connection with the transfer of FCC PCS Licenses to the Company.

IV.             From Little Rock MTA                     BTA Market Designator
                --------------------                     ---------------------
                El Dorado-Magnolia-Camden, AR                    125
                Fayettevillle-Springdale-Rogers, AR              140
                Fort Smith, AR                                   153
                Harrison, AR                                     182
                Hot Springs, AR                                  193
                Jonesboro-Paragould, AR                          219
                Little Rock, AR                                  257
                Pine Bluff, AR                                   348
                Russellville, AR                                 387

V.              From Memphis-Jackson MTA
                ------------------------
                Blytheville, AR                                   49
                Dyersburg-Union City, TN                         120
                Jackson, TN                                      211
                Portions of Memphis, TN BTA:                     290
                    Crittendon County, AR
                    Cross County, AR
                    Lee County, AR
                    Phillips County, AR
                    St. Francis County, AR
                    Benton County, MS
                    Coahoma County, MS
                    DeSoto County, MS
                    Grenada County, MS
                    Lafayette County, MS
                    Marshall County, MS
                    Panola County, MS
                    Quitman County, MS
                    Tallahatchie County, MS
                    Tate County, MS
                    Tunica County, MS
                    Yalobusha County, MS
                    Fayette County, TN
                    Hardeman County, TN
                    Haywood County, TN
                    Lauderdale County, TN
                    Shelby County, TN
                    Tipton County, TN

VI.             From Boston-Providence MTA                BTA Market Designator
                --------------------------                ---------------------
                Boston, MA                                         51
                    Rockingham County, NH
                    Stafford County, NH
                Hyannis, MA                                       201
                Manchester-Nashua-Concord, NH                     274
                Portions of Worcester County, MA*                 480

VII.            From Louisville-Lexington-Evansville MTA
                ----------------------------------------
                Evansville, TN BTA                                135
                Paducha-Murray-Mayfield, KY BTA                   339

_________________________

* The portions of Worcester County are those to the east of the line described by Points A, B and C on the map included in Schedule 2.1 to this Agreement.

                                                                    Schedule VII

                        Quality and Reporting Standards
                        -------------------------------

General Overview

This Schedule VII sets out the Network and Reporting Standards with which Licensee shall comply pursuant to Section 8.2 of this Agreement. These Standards set out the network performance metrics and the process by which such metrics will be established, measured and reported. All metrics which represent a defined standard of quality for acceptable network operations have, or will have, specific targets which the Licensee must comply with in accordance with the following network standards.

I.  NETWORK STANDARDS

There are three categories of Network Standards: network quality (the "Network Quality Category"); system performance (the "System Performance Category"); and audio quality (the "Audio Quality Category") (each hereafter referred to generally as a "Category"). For each Category of Network Standards, specific metrics have been identified to measure performance in each such Category. The detailed description of how to measure and interpret the metrics for each Category is set out in the following AWS documents (each referred to generally as a "Network Standards Document"):

 .    Network Quality Category: Document ES-4034, Revision 1.1, dated July 30,
     ------------------------
     1997 entitled "Network Quality Scorecard User Guide" (as referred to as the "Network Quality Standards Document"). This document is a collection of key network performance and traffic indicators (metrics) that are measured and reported on a regular basis. Included in this category, Licensee shall perform the ANS Consistency Test, as attached to this Schedule VII.

 .    System Performance Category: OSS draft document, Revision 0.7, dated June
     ---------------------------
     17, 1997 entitled "Key Metrics for System Performance Document" (as referred to as the "System Performance Standards Document"). This document identifies the network-wide key metrics for Ericsson and Lucent switching systems, as well as cell sites, which will provide a high level assessment of the system.

 .    Audio Quality Category: Document PP-4027E, Revision 1.1, dated May 30, 1996
     ----------------------
     entitled "Audio Quality Measurement (AQM)" (as referred to as the "Audio Quality Standards Document"). This document provides the basis for assessing the quality of RF transmission by describing the standards for performing audio quality measurements and the reporting of their results. AWS measures the metrics for the Audio Quality Category using the "Radio Quality Scorecard". The Radio Quality Scorecard is comprised of performance statistics derived from driving the PCS system using the Buzzard tool or a tool with similar measurement and reporting capability.

These Network Standards Documents are collectively attached to this Schedule VII which, subject to the terms and conditions of this Agreement including, without limitation, this Schedule VII, is hereby incorporated into and forms a part of this Agreement. In the event of any inconsistency between any part of a Network Standards Document and the provisions of this Schedule VII, the provisions of this Schedule VII shall govern.

Notwithstanding anything else in this Agreement including, without limitation, this Schedule VII, the parties acknowledge and confirm that the Network Standards Documents represent the standards and metrics currently identified by AWS as applicable to each Category. Target values for key quality related metrics are contained herein and Licensee agrees to comply with the specific metric target values as specified in Schedule VII.

In addition, the parties acknowledge and confirm that the Network Standards Documents are subject to revision and the Licensee shall comply with subsequent revisions to these Network Standards Documents, as well as with Call Center Quality Standards which will constitute an additional Category once they are formally implemented, in accordance with Section 8.2 of this Agreement.

Set out below is a brief description of each Category of Network Standard and the currently established metrics for each such Category.

II.  TARGETS FOR NETWORK STANDARDS

Licensee shall meet the following targets for key metrics which represent overall network and system quality. These targets are subject to revision and shall be implemented in accordance with Section 8.2 of this Agreement.

 .    % Established Calls: The percentage of call attempts to and from a mobile
     -------------------
     phone that result in a successful voice channel assignment. The target goal for this metric is 93%.

 .    % Dropped Calls: The percentage of established calls, as defined below,
     ---------------
     which terminate abnormally. The target, goal for this metric is a drop call rate of 1.7% or less.

 .    % Handoff Failures: The target goal for this metric is a handoff failure
     ------------------
     rate of 1.5%.

 .    Failures per Erlang: The ratio of failed calls to carried traffic, where
     -------------------
     failed calls are measured utilizing switch counters for originating and terminating traffic, and carried traffic is measured in erlangs. The target goal for this metric is 1.68.

 .    Switch Outage Time: The amount of time (in minutes) in a month when
     ------------------
     subscribers are impacted by a cellular switch outage. Target for this metric is 10 minutes per switch per year, with all ten minutes occurring the maintenance window between 12:00 am and 5:00 am.

 .    % Blocking - Cell Routes: Percentage of time all cellular traffic channels
     ------------------------
     (voice paths in a trunk group) are unavailable within a given measurement interval. Target for this metric is 5%.

 .    % Blocking- - Network Routes: Percentage of time all network traffic
     ----------------------------
     channels are unavailable within the measurement interval. Target for this metric is 5%.

 .    ANS Consistency Test: The percentage of successful ANS feature deliveries,
     --------------------
     based on the following sequence: feature activation/deactivation (when applicable), test call, correct response, and call termination. The target goal for this metric is 96% for all ANS features. This target metric includes feature delivery failures due to call processing failures (i.e. call delivery, call origination, handoff failures, or dropped calls. These failures are estimated to be approximately 4%.)

III. REPORTING STANDARDS

Licensee agrees to comply with the reporting requirements as specified in the Network Standards Documents and as specified below:

 .    Except as specified Audio Quality Network Standards, Licensee will submit the metric reports required pursuant to this Schedule VII (the "Results") to AWS no less than quarterly.

 .    With respect to Audio Quality Network Standards, Licensee shall only submit quarterly Results for markets with 10,000 or more subscribers; for markets with less than 10,000 subscribers, Licensee shall only submit Results on a semi-annual basis.

 .    Licensee shall submit all Results by the fifteenth day of the month following the end of the applicable reporting period.

 .    Licensee will report the Results to AWS on an aggregated national basis;
     the aggregated national Results will reflect the distribution of the metric measured across Licensee's Territory. Licensee may also be required to provide a breakdown, by market, of any metric.

                                                                   Schedule VIII

                               Initial Directors
                               -----------------

Selected Pursuant to Section 3.1(A)
-----------------------------------
Rohit Desai
James Hoak
William Laverack, Jr.

Selected Pursuant to Section 3.1(b) and 3.1(c)
----------------------------------------------
Gerald Vento
Thomas Sullivan

Selected Pursuant to Section 3.1(d)
-----------------------------------
William W. Hague
Kurt Maas

Selected Pursuant to Section 3.1(e)(i)
--------------------------------------
William Bandt
Michael R.  Hannon
James F.  Wade

Selected Pursuant to Section 3.1(e)(ii)
---------------------------------------
Scott Anderson
William Kussel
Robert Dowski*

__________________________

*/  To be replaced with an individual selected in accordance with Section
-
    3.1(e)(ii) at or prior the first Board meeting after July 17, 1998.

                                                                      Schedule X

                               Voting Agreements
                               -----------------

                                   See Tab 6